                                                                     EXHIBIT 2.1

                                                                  Execution Copy




================================================================================




                            ASSET PURCHASE AGREEMENT

                                  by and among

                       NUCENTRIX BROADBAND NETWORKS, INC.

                      and those additional Subsidiaries of
                       NUCENTRIX BROADBAND NETWORKS, INC.
                      listed on the signature pages hereto,

                                       and

                              SBC OPERATIONS, INC.

                          Dated as of September 5, 2003




================================================================================

                                TABLE OF CONTENTS

                                                                                                                Page
                                                                                                                ----
ARTICLE I.                DEFINITIONS.............................................................................1

           1.01      Definitions..................................................................................1

           1.02      Other Terms..................................................................................8

ARTICLE II.               PURCHASE AND SALE OF ASSETS.............................................................9

           2.01      Purchase and Sale............................................................................9

           2.02      Acquired Assets..............................................................................9

           2.03      Excluded Assets.............................................................................10

           2.04      Assumed Liabilities.........................................................................12

           2.05      Specifically Excluded Liabilities...........................................................13

           2.06      Assumed Contracts; Default Cures; Outstanding Liens.........................................13

           2.07      Right to Exclude Certain Assets.............................................................14

           2.08      Risk of Loss................................................................................15

ARTICLE III.              PURCHASE PRICE.........................................................................15

           3.01      Purchase Price..............................................................................15

           3.02      Payments and Computations...................................................................15

           3.03      Purchase Price Allocation...................................................................15

ARTICLE IV.               THE CLOSING............................................................................16

           4.01      Closing Date................................................................................16

           4.02      Deliveries by Sellers.......................................................................16

           4.03      Deliveries by Purchaser.....................................................................16

ARTICLE V.                REPRESENTATIONS AND WARRANTIES OF SELLERS..............................................17

           5.01      Organization; Standing and Power............................................................17

           5.02      Authority; Execution and Delivery; Enforceability...........................................17

           5.03      No Conflicts................................................................................17

           5.04      Governmental Filings; Consents..............................................................18

           5.05      Title to and Condition of Acquired Assets...................................................18

           5.06      Real Property...............................................................................18

           5.07      Tower Leases and Tower Subleases............................................................19

           5.08      Contracts...................................................................................20

           5.09      Permits.....................................................................................20

           5.10      Company FCC Licenses........................................................................21

           5.11      Acquired Spectrum Leases....................................................................23

           5.12      Third Party Licenses Subject to License Acquisition Agreements..............................24

           5.13      Taxes.......................................................................................24

           5.14      Proceedings.................................................................................25

           5.15      Compliance with Laws........................................................................25

           5.16      Environmental Matters.......................................................................25

           5.17      Absence of Certain Changes..................................................................25

           5.18      Network Equipment...........................................................................25

           5.19      Spare Parts and Equipment...................................................................25

           5.20      Brokers or Finders..........................................................................26

           5.21      Interference Coordination Agreements........................................................26

           5.22      Intellectual Property.......................................................................26

           5.23      Cable Systems...............................................................................27

           5.24      Acquired WCS Agreements.....................................................................27

           5.25      Collective Bargaining Agreements............................................................27

           5.26      Accuracy of Copies and Statements...........................................................27

           5.27      ERISA.......................................................................................27

           5.28      Nucentrix Reports; Financial Statements.....................................................28

           5.29      Insurance...................................................................................28

           5.30      WorldCom BTA Agreements.....................................................................28

           5.31      Non-US Operations...........................................................................29

ARTICLE VI.               REPRESENTATIONS AND WARRANTIES OF PURCHASER............................................29

           6.01      Organization; Standing and Power............................................................29

           6.02      Authority; Execution and Delivery; Enforceability...........................................29

           6.03      No Conflicts................................................................................29

           6.04      Governmental Filings; Consents..............................................................29

           6.05      Litigation..................................................................................30

           6.06      Financing...................................................................................30

           6.07      Brokers or Finders..........................................................................30

           6.08      No Filings Outside United States............................................................30

ARTICLE VII.              COVENANTS..............................................................................30

           7.01      Operation of Acquired Assets Prior to Closing...............................................30

           7.02      Access to Information; Access to Personnel; Site Inspections................................32

           7.03      Spectrum Testing............................................................................33

           7.04      FCC Filings.................................................................................33

           7.05      Third Party Consents........................................................................34

           7.06      Commercially Reasonable Efforts.............................................................35

           7.07      Notification of Certain Matters.............................................................35

           7.08      Maintenance of FCC Licenses.................................................................36

           7.09      Bankruptcy Covenants........................................................................38

           7.10      Alternative Transaction.....................................................................38

           7.11      Employee Matters............................................................................39

           7.12      Further Assurances..........................................................................39

           7.13      Tax Matters.................................................................................39

           7.14      Confidentiality.............................................................................40

           7.15      Press Releases..............................................................................40

           7.16      Expenses....................................................................................41

           7.17      Rejected Contracts..........................................................................41

           7.18      Renewal of Certain Short Term Leases........................................................41

           7.19      Apportionment of Prepaid Expenses and Accounts Payable......................................41

           7.20      Third Party Licenses........................................................................42

           7.21      Third Party Dedicated Equipment.............................................................43

           7.22      FCC Waivers; Notice; Cure Amounts...........................................................43

           7.23      Mutual Releases.............................................................................44

           7.24      Common Equipment............................................................................44

           7.25      FCC Amount..................................................................................44

           7.26      WorldCom BTAs...............................................................................45

           7.27      Transition Servicing........................................................................45

ARTICLE VIII.             CLOSING CONDITIONS.....................................................................45

           8.01      Conditions to Obligations of Purchaser and Sellers..........................................45

           8.02      Additional Conditions to Obligations of Purchaser...........................................46

           8.03      Additional Conditions to Obligations of Sellers.............................................48

ARTICLE IX.               TERMINATION............................................................................48

           9.01      Termination.................................................................................48

           9.02      Effect of Termination.......................................................................50

           9.03      Expense Reimbursement; Break-up Fee.........................................................50

ARTICLE X.                INDEMNIFICATION........................................................................51

           10.01     Indemnification by Sellers..................................................................51

           10.02     Indemnification by Purchaser................................................................52

           10.03     Calculation of Losses; Limitation of Liability..............................................52

           10.04     Termination of Indemnification..............................................................52

           10.05     Procedures..................................................................................53

ARTICLE XI.               GENERAL PROVISIONS.....................................................................54

           11.01     Amendment and Waiver........................................................................54

           11.02     Survival of Representations and Warranties; No Other Representations and Warranties.........54

           11.03     Entire Agreement............................................................................54

           11.04     Notices.....................................................................................54

           11.05     No Third-Party Beneficiaries; Liability; Non-Recourse.......................................56

           11.06     Interpretation; Exhibits and Schedules; Certain Definitions.................................56

           11.07     Assignment..................................................................................56

           11.08     Severability................................................................................57

           11.09     Submission to Jurisdiction; Consent to Service of Process...................................57

           11.10     Waiver of Jury Trial........................................................................57

           11.11     Specific Performance........................................................................58

           11.12     Construction................................................................................58

           11.13     Governing Law...............................................................................58

           11.14     Counterparts................................................................................58

           11.15     No Expenditure of Funds.....................................................................58

           11.16     Funding.....................................................................................59

                                  DEFINED TERMS

TERM                                                                                                SECTION
----                                                                                                --------
Accounts Receivable                                                                                     1.01
Acquired Assets                                                                                         2.02
Acquired Spectrum Lease                                                                                 1.01
Acquired WCS Agreements                                                                                 5.24
Acquisition                                                                                             2.01
Administrative Bar Date                                                                                 1.01
Affected Lease                                                                                      11.15(a)
Affected Lessor                                                                                         1.01
Affiliate                                                                                               1.01
Alternative Transaction                                                                                 7.10
Annual FCC Reports                                                                                      1.01
Appeal                                                                                                  1.01
Approval Motion                                                                                      7.09(a)
Approval Order                                                                                          1.01
Assigned Contracts                                                                                2.02(viii)
Assigned Permits                                                                                   2.02(iii)
Assumed Liabilities                                                                                     2.04
Bankruptcy Cases                                                                                    Recitals
Bankruptcy Code                                                                                     Recitals
Bankruptcy Court                                                                                        1.01
Bid Deadline                                                                                            1.01
Bidding Procedures Order                                                                                1.01
Bid Procedures Motion                                                                                7.09(b)
Books and Records                                                                                   2.02(xi)
Break-up Fee                                                                                         9.03(b)
BTA                                                                                                     5.21
Business Day                                                                                            1.01
Claims                                                                                                  1.01
Closing                                                                                                 4.01
Closing Date                                                                                            4.01
Code                                                                                                    1.01
Common Equipment                                                                                        1.01
Communications Act                                                                                      5.04
Company FCC Licenses                                                                                2.02(iv)
Company Pending Applications                                                                            1.01
Consent                                                                                                 5.04
Constructed Facilities                                                                               5.10(e)
Contracts                                                                                               1.01
Court Amount                                                                                        11.15(b)
Data Room                                                                                               1.01
Default Cures                                                                                           2.06

Determination Date                                                                                   2.07(a)
DIP Loan Agreement                                                                                   9.01(l)
Enforceability Exceptions                                                                               5.02
Environmental Law                                                                                       1.01
ERISA                                                                                                   5.27
ERISA Affiliate                                                                                         5.27
Exchange Act                                                                                            5.04
Excluded Assets                                                                                         2.03
Excluded Causes of Action                                                                               1.01
Excluded Liabilities                                                                                    2.04
Excluded Real Property                                                                                  1.01
Exclusion Date                                                                                       2.07(c)
Expense Reimbursement                                                                                9.03(a)
FAA                                                                                                  5.07(d)
FCC                                                                                                     5.04
FCC Amount                                                                                              7.25
FCC Assignment Applications                                                                          7.04(b)
FCC License                                                                                             1.01
FCC Rules                                                                                               1.01
Final Order                                                                                             1.01
Final Suspension Date                                                                               11.15(a)
GAAP                                                                                                    5.28
Governmental Authority                                                                                  1.01
Hazardous Substance                                                                                     1.01
HSR Act                                                                                                 5.04
Indemnified Party                                                                                   10.05(a)
Intellectual Property                                                                                   1.01
Intellectual Property Contracts                                                                         1.01
Interference Coordination Agreements                                                                    5.21
ITFS                                                                                                    1.01
Judgment                                                                                                5.03
Knowledge of Purchaser                                                                                  1.01
Knowledge of Sellers                                                                                    1.01
Law                                                                                                     1.01
Leased Pending Applications                                                                          5.11(d)
Legal Restraints                                                                                     8.01(a)
Liabilities                                                                                             1.01
License Acquisition Agreements                                                                       5.12(a)
Licensed Intellectual Property                                                                          1.01
Liens                                                                                                5.05(a)
Loss                                                                                                    1.01
Market                                                                                               5.10(a)
MMDS                                                                                                    1.01
Non-Disclosure Agreement                                                                                1.01
Nucentrix                                                                                           Preamble

Partitioned BTAs                                                                                     7.04(b)
Payment Order                                                                                       11.15(b)
Permits                                                                                                 1.01
Permitted Liens                                                                                         1.01
Person                                                                                                  1.01
Plan Confirmation Hearing Date                                                                          1.01
Predecessor-in-Interest                                                                                 1.01
Proceeding                                                                                              1.01
Prorated Expense Items                                                                               7.19(a)
Protected Service Area                                                                                  1.01
PSA                                                                                                     1.01
Purchase Price                                                                                          3.01
Purchaser                                                                                           Preamble
Purchaser Indemnified Party                                                                         10.01(a)
Purchaser Release                                                                                    7.23(a)
Reports                                                                                                 5.28
Representative                                                                                          1.01
Sale Motion                                                                                             1.01
SEC                                                                                                     5.28
Seller Indemnified Party                                                                            10.02(a)
Sellers                                                                                             Preamble
Sellers' Budget                                                                                      9.01(f)
Sellers Material Adverse Effect                                                                         1.01
Sellers Release                                                                                      7.23(b)
Site Holder                                                                                             7.21
Spare Parts and Equipment                                                                               1.01
Station Assets                                                                                          1.01
Subsidiary                                                                                              1.01
Superior Transaction                                                                                    1.01
Suspended Payment                                                                                   11.15(a)
Tax                                                                                                     1.01
Taxing Authority                                                                                        1.01
Termination Date                                                                                     9.01(f)
Termination Ruling                                                                                  11.15(b)
Third Party Claim                                                                                   10.05(a)
Third Party Dedicated Equipment                                                                         1.01
Third Party Licenses                                                                                    1.01
Third Party Pending Applications                                                                     5.12(c)
Tower Leases                                                                                            1.01
Tower Sites                                                                                             1.01
Tower Subleases                                                                                    2.02(vii)
Trade Secrets                                                                                           1.01
Transfer Tax                                                                                            1.01
Transmission Towers                                                                                     1.01
WCS                                                                                                     1.01

Wireless Cable Agreements                                                                               1.01
WorldCom BTAs                                                                                           1.01
WorldCom BTA Agreements                                                                                 1.01
WorldCom BTA Application                                                                             7.04(e)

                            ASSET PURCHASE AGREEMENT

         ASSET PURCHASE AGREEMENT dated as of September 5, 2003, by and among Nucentrix Broadband Networks, Inc., a Delaware corporation ("Nucentrix"), those additional Subsidiaries of Nucentrix listed on the signature pages hereto, (collectively, with Nucentrix, the "Sellers"), and SBC Operations, Inc., a Delaware corporation ("Purchaser").

                                    RECITALS

         WHEREAS, Sellers hold assets, including licenses and leases for ITFS, MMDS and WCS spectrum, that are currently used or are useful for the provision of certain telecommunications services in the United States;

         WHEREAS, immediately following the execution hereof the Sellers and certain of their Subsidiaries will commence cases (the "Bankruptcy Cases") under chapter 11 of title 11 of the United States Code, 11 U.S.C. Sections 101 et seq. (the "Bankruptcy Code"), by filing voluntary petitions with the United States Bankruptcy Court for the Northern District of Texas, and each Seller will be a debtor in possession in the Bankruptcy Cases; and

         WHEREAS, the sale, assumption and assignment of the Acquired Assets and assumption of the Assumed Liabilities will be conditioned, among other things, upon the requisite approval of the Bankruptcy Court and the FCC on the terms specified herein.

         NOW, THEREFORE, in consideration of the mutual covenants, representations and warranties herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

                                   ARTICLE I.
                                   DEFINITIONS

         1.01 Definitions. In this Agreement, the following capitalized terms have the meanings set forth below (such meanings being applicable to both the singular and plural forms of the terms defined):

         "Accounts Receivable" shall mean all amounts owed to any Seller or any of its Subsidiaries in respect of services provided by any such person.

         "Acquired Spectrum Lease" means the interest held by any Seller or any Subsidiary of any Seller to use spectrum granted to the holder of an FCC License for ITFS, MMDS or WCS, including (a) any Leased Pending Application granted by the FCC during the period from the date hereof until the Closing Date and (b) any such interest held by a Predecessor-in-Interest of any Seller, except for those FCC Licenses set forth on Schedule 2.03, those FCC Licenses in which Sellers or their Subsidiaries have rights under Contracts set forth on Schedule
2.03 and any Contract excluded pursuant to Section 2.07.

         "Administrative Bar Date" means the date set by the Bankruptcy Court as the last day upon which administrative expense claims may be filed in the Bankruptcy Cases.

         "Affected Lessor" means any third party holder of an FCC License for ITFS that leases spectrum under such FCC License for ITFS to any Seller or any Subsidiary of a Seller.

         "Affiliate" of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person; provided that with respect to Sections 3.03 (Purchase Price Allocation), 5.10(a) (Company FCC Licenses), 7.16 (Expenses), 7.17 (Rejected Contracts) and 7.20 (Third Party Licenses) of this Agreement, a stockholder of Nucentrix (and any person who may be deemed an Affiliate of any Seller solely by reason of its relationship with a stockholder of Nucentrix) shall not be deemed to be an Affiliate of Sellers.

         "Annual FCC Reports" means those reports, filings, notices and regulatory fees required to be filed annually with the FCC by licensees, permittees, conditional licensees and operators, including reports required by Sections 21.11(a), 21.911, 21.307(d) and 21.920 of the FCC Rules, as such reports, filings, notices, regulatory fees and similar filing and payment requirements may be added or amended.

         "Approval Order" means an order or orders of the Bankruptcy Court in form and substance reasonably acceptable to Purchaser approving this Agreement and all of the terms and conditions hereof, and approving and authorizing Sellers and their Subsidiaries to consummate the Acquisition and the other transactions contemplated hereby. Without limiting the generality of the foregoing, no such order shall be deemed an Approval Order unless it finds and provides that (i) the Acquired Assets sold, assigned, transferred, conveyed or delivered to Purchaser pursuant to this Agreement will be transferred to Purchaser free and clear of all Liens and Claims, with all Liens to be paid in full at Closing, except to the extent Purchaser agrees otherwise or, subject to the preceding sentence, as otherwise provided in the Approval Order; (ii) Purchaser has acted in "good faith" within the meaning of Section 363(m) of the Bankruptcy Code and is entitled to the protections of that section of the Bankruptcy Code; (iii) this Agreement was negotiated, proposed and entered into by the parties hereto without collusion, in good faith and from arm's length bargaining positions; (iv) Purchaser is not acquiring or assuming any of Sellers' or any other Person's Liabilities, except as expressly provided in this Agreement; (v) subject to Section 2.07, all Tower Leases, Acquired Spectrum Leases and Assigned Contracts and all Assumed Liabilities related thereto shall be assumed by Sellers and assigned to Purchaser effective as of the Closing pursuant to Section 365 of the Bankruptcy Code, and that all obligations and liabilities relating to all Default Cures in respect thereof shall be directly or indirectly borne fully by Sellers as contemplated by Section 2.06 and paid by Sellers pursuant to such order; (vi) the Bankruptcy Court shall retain jurisdiction to resolve any controversy or claim arising out of or relating to this Agreement, or the breach hereof; and (vii) this Agreement and the transactions contemplated hereby may be specifically enforced against and binding upon, and not subject to rejection or avoidance by, Sellers, any Subsidiaries of Sellers, any chapter 7 or chapter 11 trustee of any Seller or any of its Subsidiaries or otherwise on behalf of Sellers.

         "Bankruptcy Court" means the United States Bankruptcy Court for the Northern District of Texas or any other court having jurisdiction over the Bankruptcy Cases from time to time.

         "Bid Deadline" means the date, whether specified in the Bidding Procedures Order or another date (not later than the date the Approval Order is granted) established thereafter by an order of the Bankruptcy Court, on which all competing bids to purchase all or any portion of the Acquired Assets are required to be delivered to Sellers in order to participate in the Auction as contemplated by the Bidding Procedures Order.

         "Bidding Procedures Order" means an order of the Bankruptcy Court substantially in the form set forth in Exhibit A.

         "Business Day" means any day that is not a Saturday, a Sunday or other day on which commercial banks are required or authorized by law to be closed in the City of New York.

         "Claims" shall have the meaning set forth in Section 101(5) of the Bankruptcy Code.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Common Equipment" shall mean any equipment (other than Third Party Dedicated Equipment) which is owned by a Seller or any Subsidiary of a Seller (and used in connection with the transmission of signals to or from a Tower
Site) and an Affected Lessor that is not an Affiliate of any Seller.

         "Company Pending Applications" means all applications pending with the FCC for new FCC Licenses for MMDS or WCS, assignments or transfers of FCC Licenses for MMDS or WCS, modifications of FCC Licenses for MMDS or WCS, extensions of time to construct Protected Service Area ("PSA") stations and renewals of FCC Licenses for MMDS or WCS filed by any Seller or any Subsidiary of a Seller; provided, however, that applications to which any Seller or any Subsidiary of a Seller is a party with regard to Third Party Licenses shall not be deemed Company Pending Applications, but shall instead be deemed Third Party Pending Applications.

         "Contracts" means contracts, bids, proposals, leases, subleases, licenses, agreements, commitments and other arrangements, including customer, supplier and subscriber contracts, in each case whether oral or written, but excluding Permits.

         "Data Room" means the rooms, including the due diligence materials contained therein, (as such rooms existed on June 11, 12 and 13, 2003 during such times as Representatives of Purchaser and its Affiliates occupied such rooms) set up at Nucentrix's office located at 4120 International Parkway, Suite 2000, Carrollton, Texas 75007.

         "DIP Loan Agreement" means one or more written Contracts entered into after the date hereof by one or more Sellers, one or more of their Subsidiaries, and Purchaser providing for the advancement of funds by Purchaser to Sellers or their Subsidiaries, as such Contract or Contracts are amended from time to time.

         "Environmental Law" means any federal, state, local or foreign statute, law, regulation, order, decree, permit, authorization, opinion, common law or agency requirement relating to: (i) the protection, investigation or restoration of the environment, health, safety, or natural resources; (ii) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance; or (iii) noise, odor, indoor air, employee exposure, electromagnetic emissions, wetlands, pollution, contamination or any injury or threat of injury to Persons or property relating to any Hazardous Substance.

         "Excluded Causes of Action" shall mean those causes of action set forth on Schedule 1.01(e).

         "FCC License" means any license, permit, certificate, approval, franchise, consent, waiver, registration or other authorization issued by the FCC.

         "FCC Rules" means Title 47 of the Code of Federal Regulations, as amended, FCC policies and published FCC decisions.

         "Final Order" means an action, order, judgment or decree (i) which has not been reversed, stayed, enjoined, set aside, annulled or suspended; (ii) in relation to which no request for stay, motion or petition for reconsideration or rehearing, application or request for review, or notice of appeal or other administrative or judicial petition for review or reconsideration (collectively, an "Appeal") is pending or has been granted; and (iii) as to which the prescribed time for filing an Appeal, and for the entry of orders staying, reconsidering, or reviewing on the applicable Governmental Authority's own motion has expired.

         "Governmental Authority" means any (i) federal, state, local, municipal, foreign or other government; (ii) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal); or (iii) body exercising or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature, including any arbitration tribunal.

         "Hazardous Substance" means any substance that is: (i) listed, classified or regulated pursuant to any Environmental Law; (ii) any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, black mold, radioactive material or radon; and (iii) any other substance which may be the subject of regulatory action by any Governmental Authority in connection with any Environmental Law.

         "Intellectual Property" means all (i) trademarks, service marks, brand names, certification marks, collective marks, d/b/a's, Internet domain names, logos, symbols, trade dress, assumed names, fictitious names, trade names, and other indicia of origin, all applications and registrations for the foregoing, and all goodwill associated therewith and symbolized thereby, including all renewals of same; (ii) inventions and discoveries, whether patentable or not, and all patents, registrations, invention disclosures and applications therefor, including divisions, continuations, continuations-in-part and renewal applications, and including renewals, extensions and reissues; (iii) confidential information, trade secrets and know-how, including processes, schematics, business methods, formulae, drawings, prototypes, models, designs, customer lists and supplier lists (collectively, "Trade Secrets"); (iv) published and unpublished works of authorship, whether copyrightable or not (including without limitation databases and other compilations of information), copyrights therein and thereto, and registrations and applications therefor, and all renewals, extensions, restorations and reversions thereof; and (v) all other intellectual property or proprietary rights.

         "Intellectual Property Contracts" means all Contracts concerning Intellectual Property to which the Sellers or their Subsidiaries are a party, including without limitation agreements granting the Sellers and their Subsidiaries rights to use the Licensed Intellectual Property, non-assertion agreements, settlement agreements, agreements granting rights to use Intellectual Property, trademark coexistence agreements and trademark consent agreements.

         "ITFS" means Instructional Television Fixed Service, a class of microwave frequencies licensed by the FCC pursuant to Part 74 of the FCC Rules.

         "Knowledge of Purchaser" means the actual knowledge of Gregory Gibson, Danny A. Hoek or Kevin Petersen after due inquiry.

         "Knowledge of Sellers" means the actual knowledge of the individuals set forth on Schedule 1.01(c) after due inquiry.

         "Law" means any federal, state, local or foreign statute, law, ordinance, regulation, rule, code, order, principle of common law, or judgment enacted, promulgated, issued, enforced or entered by any Governmental Authority, or other requirement or rule of law.

         "Liabilities" means, as to any Person, all debts, adverse claims, liabilities, commitments, responsibilities, loss contingencies and obligations of any kind or nature whatsoever, direct, indirect, absolute or contingent, of such Person, whether accrued or unaccrued, joint or several, vested or unvested, disputed or undisputed, liquidated or unliquidated, secured or unsecured, due or to become due, whether known or unknown, whether executory, determined, determinable or otherwise and whether or not actually reflected, or required to be reflected, in such Person's balance sheets or other books and records.

         "Licensed Intellectual Property" means Intellectual Property that any of the Sellers or their Subsidiaries are licensed or otherwise permitted by other Persons to use.

         "Loss" means any and all claims, losses, Liabilities, costs, penalties, fines and amounts paid or payable or expenses incurred (including reasonable fees for attorneys, accountants, consultants and experts), damages, obligations to third parties, expenditures, judgments, awards or settlements that are imposed upon or otherwise incurred by the relevant Person.

         "MMDS" means, collectively, Multipoint Distribution Service and Multichannel Multipoint Distribution Service, in each case a domestic transmission service licensed by the FCC pursuant to Part 21 of the FCC Rules.

                     "Non-Disclosure Agreement" means that certain Non-Disclosure Agreement, dated May 20, 2003, between SBC
Communications Inc. and Nucentrix.

         "Permits" means all licenses, permits, certificates, approvals, registrations and other governmental or regulatory authorizations, except for FCC Licenses.

         "Permitted Liens" means all (i) mechanics', carriers', workmen's, repairmen's Liens that do not impair the use of the property or assets by the Sellers and their Subsidiaries, (ii) Liens for Taxes that are not due and payable that do not impair the use of the property or assets by the Sellers and their Subsidiaries, (iii) zoning, building, subdivision, environmental and other similar restrictions that do not impair the use of the property or assets by the Sellers and their Subsidiaries, (iv) recorded easements, unrecorded easements, covenants that run with the land or real property, rights-of-way and other similar restrictions that do not impair the use of the property or assets by the Sellers and their Subsidiaries, (v) Liens created under the DIP Loan Agreement, if any, and (vi) those Liens set forth on Schedule 1.01(h) that do not impair the use of the property or assets by the Sellers and their Subsidiaries.

         "Person" means any individual, firm, corporation, partnership, limited liability company, trust, joint venture, Governmental Authority or other entity or organization.

         "Plan Confirmation Hearing Date" means the date upon which the first hearing is held by the Bankruptcy Court to consider the approval of a chapter 11 plan of reorganization of any of Sellers.

         "Predecessor-in-Interest" of any Seller or any Subsidiary of any Seller means such Person whose interest in FCC Licenses or spectrum leases were succeeded by such Seller or Subsidiary.

         "Proceeding" means any action, arbitration, audit, hearing, complaint, inquiry, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Authority or arbitrator.

         "Protected Service Area" means the geographic area in which the licensee of an FCC License for ITFS or MMDS is protected from interference under FCC Rules.

         "Representative" means, with respect to any Person, such Person's officers, directors, employees, agents and representatives (including any investment banker, financial advisor, accountant, legal counsel, agent, representative or expert retained by or acting on behalf of such Person or its Subsidiaries).

         "Sale Motion" means the motion or motions to be filed by Sellers, in form and substance reasonably acceptable to Purchaser, seeking entry of the Approval Order.

         "Sellers Material Adverse Effect" means any change, circumstance or event with respect to the Acquired Assets, any assets that would constitute Acquired Assets, if the Closing were to occur at the time of measurement, or Assumed Liabilities that, individually or in the aggregate with all other adverse changes, circumstances or events, has, results in, has had, or has resulted in (a) a material adverse effect on, or on the value of, the assets that as of the Closing would constitute Acquired Assets, taken as a whole, or a material increase in the amount of the Assumed Liabilities or (b) a material adverse effect on the ability of any Seller timely to consummate the Acquisition and the other transactions contemplated hereby and satisfy its obligations hereunder in accordance with the terms hereof; provided that no change, circumstance or event resulting from (a) the act of filing the Bankruptcy Cases,
(b) general
economic conditions in the United States or (c) a change in FCC Rules affecting the Company FCC Licenses to the extent that such change does not have a disproportionate effect on the Company FCC Licenses shall be considered in determining that a Sellers Material Adverse Effect has occurred.

         "Spare Parts and Equipment" means the inventory of spare parts and equipment of the Sellers and their Subsidiaries that are used or useful or would be used or useful in connection with the operation or maintenance of other Acquired Assets, including transmitters, waveguides, antennas and related equipment, but excluding customer equipment.

         "Station Assets" means (i) the Tower Leases, (ii) the transmission and reception equipment, studio-to-transmitter linking equipment, tower equipment, test equipment, antennas, headend equipment, machinery, and other physical assets (including embedded software and Intellectual Property rights incorporated therein), buildings, improvements and fixtures, and all appurtenances thereto, whether or not located at a site covered by a Tower Lease, used or held for use by a Seller or a Subsidiary of Seller in connection with the operation of any ITFS, MMDS or WCS station used by Seller or a Subsidiary of Seller, provided it is used by a Seller or a Subsidiary of Seller in connection with the operation of such station, (iii) the Spare Parts and Equipment, (iv) all of Sellers' right, title and interest in the Common Equipment, and (v) any tangible personal property set forth on Schedule 5.18 including any Third Party Dedicated Equipment set forth on Schedule 5.18; provided, however, that the Station Assets shall not include any (x) Third Party Dedicated Equipment that is not set forth on Schedule 5.18 or (y) any customer premises equipment.

         "Subsidiary" of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, more than 50% of the equity interests of which) is owned directly or indirectly by such first Person or by another Subsidiary of such Person.

         "Superior Transaction" means one or more bona fide written proposals made by one or more Persons not affiliated with Nucentrix or its Subsidiaries for an Alternative Transaction that represents a better offer for the Acquired Assets (or a material portion thereof) than the offer made by Purchaser for the Acquired Assets pursuant to the terms of this Agreement that the Sellers may enter into in accordance with the Bidding Procedures Order.

         "Tax" means any tax, governmental fee or other like assessment or charge of any kind whatsoever (including any tax imposed under Subtitle A of the Code and any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, license, withholding tax on amounts paid, payroll, employment, unemployment, social security, excise, severance, stamp, capital stock, occupation, property, environmental, telecommunications or windfall profit tax, premium, custom, duty or other tax), together with any interest, penalty, addition to tax or additional amount due thereon, imposed by any Governmental Authority (domestic or foreign) responsible for the imposition of any such tax (a "Taxing Authority").

         "Third Party Dedicated Equipment" means equipment owned by any Seller or any of its Subsidiaries that is used solely and exclusively for the operation of FCC Licenses held by a third party that is not a party to an Acquired Spectrum Lease and not an Affiliate of Nucentrix. Such equipment includes, for each such third party's respective FCC License: channel-specific transmitters, channel-specific encoders, studio-to-transmitter link equipment, receive-only antennas located at the third party's premises, downconverters and modulators; provided, however, that such Third Party Dedicated Equipment shall not include any equipment used or held for use by Sellers or their Subsidiaries in connection with the operation of the Company FCC Licenses and Acquired Spectrum Leases or in performing Sellers' or their Subsidiaries' obligations under any Acquired Spectrum Lease, Tower Lease or Tower Sublease.

         "Third Party Licenses" means the FCC Licenses held by third parties set forth on Schedule 1.01(d).

         "Tower Leases" means the Contracts relating to the use by Sellers or their Subsidiaries of Transmission Towers or other transmission equipment (and the embedded software and Intellectual Property rights incorporated therein) on the Tower Sites that are set forth on Schedule 5.07(a).

         "Tower Sites" means any real property used or occupied by Sellers or their Subsidiaries on which Transmission Towers used by Sellers or their Subsidiaries are located.

         "Transfer Tax" means any federal, state, county, local, foreign and other sales, use, transfer, conveyance, documentary transfer, recording or other similar Tax, fee or charge imposed upon the sale, transfer or assignment of property or any interest therein or the recording thereof, and any penalty, addition to Tax or interest with respect thereto (but excluding any gains and income Taxes).

         "Transmission Towers" means any towers or other "antenna structures" as defined by the FCC in Part 17 of the FCC Rules.

         "WCS" means Miscellaneous Wireless Communications Services, a domestic transmission service licensed by the FCC pursuant to Part 27 of the FCC Rules.

         "Wireless Cable Agreements" shall mean those Contracts, in effect from time to time, set forth on Schedule 1.01(g).

         "WorldCom BTAs" means the FCC Licenses in the MMDS for the BTAs with the following license numbers: (a) MDB257 (Little Rock, AR), (ii) MDB329 (Oklahoma City, OK), (iii) MDB101 (Dallas-Fort Worth, TX) and (iv) MDB401 (San Antonio, TX).

         "WorldCom BTA Agreements" means the BTA Lease and Option Agreement dated October 31, 1997, by and between Heartland Wireless Commercial Channels, Inc., as lessor, and CS Wireless Systems, Inc., as lessee, as amended by Amendment dated December 2, 1998.

         1.02 Other Terms. Other capitalized terms may be defined elsewhere in this Agreement and, unless otherwise indicated, shall have such meaning throughout this Agreement.

All references to "$" and "dollars" shall be deemed to refer to United States currency unless otherwise specifically provided herein. All references to "true and complete" copies of specified documents, means true and complete copies of such documents, together with all material amendments, modifications and supplements thereto, and all waivers, consents and estoppels granted or delivered thereunder.

                                   ARTICLE II.
                           PURCHASE AND SALE OF ASSETS

         2.01 Purchase and Sale. On the terms and subject to the conditions of this Agreement, at the Closing, Sellers shall, and shall cause their Subsidiaries to, sell, assign, transfer, convey and deliver to Purchaser, and Purchaser shall purchase and assume from Sellers or their Subsidiaries (as the case may be), all of the Assumed Liabilities and all of their respective right, title and interest as of the Closing in and to the Acquired Assets, pursuant to Sections 363(f) and 365 of the Bankruptcy Code, free and clear of all Liens and Claims (other than the Permitted Liens described in clauses (ii), (iii), (iv) and (v) of the definition thereof and Permitted Liens described in Part A of
Schedule 1.01(h)). The purchase and sale of the Acquired Assets and the assumption of the Assumed Liabilities is referred to in this Agreement as the "Acquisition".

         2.02 Acquired Assets. The term "Acquired Assets" means all of the following properties and assets of Sellers:

             all Tower Leases;

         (i) all other Station Assets;

         (ii) all Permits of Sellers or their Subsidiaries used or held for use in connection with the ownership or operation of the Acquired Assets, (the "Assigned Permits");

         (iii) the FCC Licenses held by any Seller or a Subsidiary of any Seller as of the date hereof, and any FCC License granted to Sellers or any of their Subsidiaries after the date hereof and on or before Closing that authorizes such Person to operate an MMDS or WCS station or gives to such Person the exclusive right to apply for an FCC license for specified spectrum in a specified geographic area (the "Company FCC Licenses");

         (iv) all Company Pending Applications;

         (v) all Acquired Spectrum Leases;

         (vi) those Contracts under which any Seller or any Subsidiary of a Seller is a lessor, sublessor or licensor of, or makes available for use to any Person, any Tower Site or portion thereof that is the subject of a Tower Lease (the "Tower Subleases");

         (vii) the Acquired WCS Agreements, Interference Coordination Agreements, and all Contracts pursuant to which third parties provide services necessary for any Seller or any Subsidiary of a Seller to perform any studio-to-transmitter transport or linking obligations under any Acquired Spectrum Lease (collectively, together with the Tower Subleases and any other Contracts included in clause (xiii) below, the "Assigned Contracts");

         (viii) subject to Section 7.19, all credits, prepaid expenses, deferred charges, advance payments, security deposits and prepaid items that relate to any of the other Acquired Assets as of the Closing;

         (ix) all rights, claims, causes of action, rights to payment or to enforce payment and credits to the extent relating to the other Acquired Assets or anything that would have been part of the other Acquired Assets, but for any destruction of such assets, including any such items arising under insurance policies (or, if not assignable or transferable, all of the Sellers and their Subsidiaries rights under such insurance policies with respect to such assets) and all guarantees, warranties, indemnities and similar rights in favor of any of the Sellers or any of their Subsidiaries in respect of the Acquired Assets, but not to the extent relating to any Excluded Asset or Excluded Liability, as provided in Section 2.03(ii);

         (x) copies of the Acquired Spectrum Leases, Tower Leases, Assigned Contracts and other records, files and documents of Sellers and their Subsidiaries relating to any other Acquired Assets or to any Assumed Liability, including service records, delivery records, warranty documents, manuals, and all material lessor and lessee correspondence (in all cases, in any form or medium) (the "Books and Records");

         (xi) all Intellectual Property held by Sellers and their Subsidiaries which have been used in the operation or ownership of the Acquired Assets; and

         (xii) subject to Section 2.07(a), all other assets and property of Sellers or any of their Subsidiaries, including any other Contracts which are used or held for use in connection with the other Acquired Assets.

         2.03 Excluded Assets. As used herein, the term "Excluded Assets" means all the properties, assets, goodwill and rights of any of the Sellers or their Subsidiaries of whatever kind and nature, real or personal, tangible or intangible, that are owned, leased or licensed by any of the Sellers or their Subsidiaries at the Closing that are not included in the Acquired Assets and, to the extent that they would otherwise constitute a portion of the Acquired Assets, the following:

         (i) all cash and cash equivalents of any of the Sellers and their Subsidiaries except for any security deposits related to Acquired Assets;

         (ii) all rights, claims, causes of action, rights of set-off, rights to payment or to enforce payment and credits of any of the Sellers or their Subsidiaries to the extent relating to any other Excluded Asset or any Excluded Liability, including any such items arising under insurance policies and all guarantees, warranties, indemnities and similar rights in favor of any of Sellers or their Subsidiaries in respect of any other Excluded Asset or any Excluded Liability;

         (iii) all rights in connection with and all assets relating to any pension or other employee benefit plan of any of Seller or their Subsidiaries;

         (iv) all rights, claims, demands and causes of action of any Seller under this Agreement;

         (v) all financial, tax and other books and records of Sellers and their Subsidiaries to the extent they do not relate to the Acquired Assets;

         (vi) subject to Section 7.13, any refunds or credits of Taxes (i) not otherwise related to the Acquired Assets or (ii) if related to the Acquired Assets, for any taxable period (or portion thereof) ending prior to the Closing Date that are owed to Sellers or their Subsidiaries;

         (vii) all capital stock of each Seller and its Subsidiaries;

         (viii) all computer software (and the Intellectual Property incorporated therein) owned by any of the Sellers and their Subsidiaries and all rights of any of the Sellers and their Subsidiaries in or to Intellectual Property or computer software that any third party has granted to any Seller or any Subsidiary of Seller pursuant to a license, sublicense, agreement or permission, including "off-the-shelf" software that is generally available to a public consumer for a price less than $1,000 per license or for a price less than $1,000 on a per-user basis, except embedded software and Intellectual Property included in the Acquired Assets;

         (ix) other than embedded software and Intellectual Property included in the Acquired Assets and other than as set forth in 2.02(xii), all patents (including all reissues, divisions, continuations and extensions thereof), patent applications, trademarks, trademark registrations, trademark applications, service marks, trade names, business names, brand names, logos, corporate names, copyright registrations, designs, design registrations and all rights to any of the foregoing and all copyrights, trade secrets and confidential information (including know how, inventions, formulae, processes, procedures, research records, test information, market surveys and marketing know how), owned or licensed by any of the Sellers or their Subsidiaries;

         (x) all customer premises equipment held by Sellers or any of their Subsidiaries in connection with the Acquired Assets;

         (xi) all Third Party Dedicated Equipment that is not used or held for use by Sellers or their Subsidiaries in connection with the operations of
     (i) the Company FCC Licenses, (ii) the Acquired Spectrum Leases or (iii) the Station Assets;

         (xii) any rights, claims and causes of action under the Bankruptcy Code and any avoidance claims under the Bankruptcy Code in which Sellers and their Subsidiaries have rights;

         (xiii) all Permits that are not Assigned Permits;

         (xiv) the name "Nucentrix", "Nucentrix Broadband", "Heartland Cable Television", "Nucentrix Internet Services", "Nucentrix Spectrum Resources", "Nucentrix Telecom Services", "Heartland", "Heartland Cable" or any variation thereof, and any trademark, trade names, logo or symbols containing such names;

         (xv) all office equipment (including company issued personal computers, cell phones, pagers and similar items) owned by Sellers or any of their Subsidiaries;

         (xvi) all Accounts Receivable;

         (xvii) all rights, claims, demands and causes of action of any Seller under the DIP Loan Agreement, if any;

         (xviii) all rights, claims, demands and causes of action of any Seller under the Wireless Cable Agreements;

         (xix) the Excluded Causes of Action;

         (xx) all Contracts between Sellers and/or any of their Subsidiaries and any of their customers of cable or Internet service;

         (xxi) all items set forth on Schedule 2.03;

         (xxii) all rights, claims, demands and causes of actions, and all Liabilities of any Seller or any Subsidiary of any Seller, under the WorldCom BTA Agreements and those FCC Licenses subject to the WorldCom BTA Agreements that are included on Schedule 2.03 (other than the Partitioned
     BTAs);

         (xxiii) the Partitioned BTAs, to the extent they become Excluded Assets pursuant to Section 7.26; and

         (xxiv) all other assets, rights and properties that Purchaser indicates to Nucentrix in writing it is not purchasing, assuming or otherwise acquiring, pursuant to Section 2.07 or otherwise.

         2.04 Assumed Liabilities. Purchaser shall only assume, effective as of the Closing, and from and after the Closing, Liabilities of Sellers and their Subsidiaries under the Acquired Spectrum Leases, Tower Leases and Assigned Contracts to be performed under the terms thereof after the Closing Date, excluding any performance on the part of the Sellers or their Subsidiaries that relates to the period prior to the Closing (the "Assumed Liabilities"); provided, however, that any Contract that was not made available to Purchaser in the Data Room on June 11, 2003 or otherwise expressly provided to Purchaser prior to the date hereof will not be an Assumed Liability unless Purchaser agrees in writing to assume such Contract. Except for the Assumed Liabilities referred to in the preceding sentence, Purchaser shall not assume, or be obligated or liable for, any Liabilities of Sellers, or any of their Affiliates or their respective predecessors, assignors, or transferors, including any Liabilities relating to any fact, circumstance, occurrence, condition, act, event or omission occurring, or the underlying cause of which occurred, prior to the Closing (the "Excluded Liabilities"), whether in connection with the

Acquisition, the transactions contemplated hereby, or otherwise. From and after the Closing, Purchaser agrees to pay, perform and discharge when due the Assumed Liabilities.

         2.05 Specifically Excluded Liabilities. In furtherance of Section 2.04, the following shall constitute Excluded Liabilities.

         (i) except as specifically set forth in Section 2.04, any Liability relating to or arising out of any business of Sellers or their Subsidiaries (including relating to the Acquired Assets), and based upon, arising out of or resulting from any fact, circumstance, occurrence, condition, act, event or omission existing on or occurring on or prior to the Closing;

         (ii) any Liability that relates to, or that arises out of, any Excluded Asset (including assets that become Excluded Assets pursuant to Section 2.07), or that arises out of the distribution to, or ownership by, any of the Sellers or their Subsidiaries of the Excluded Assets or associated with the realization of the benefits of any Excluded Asset;

         (iii) except as expressly provided in Section 7.13, any Liability for Taxes, whether or not accrued, assessed or currently due and payable, (A) of any of Sellers or their Affiliates, or (B) of any other party for which a Seller or their Affiliates may be liable, or to which any Acquired Asset may be subject, whether under a tax sharing or other agreement, or (C) relating to the operation or ownership of any of the Acquired Assets, for any Tax period (or portion thereof) ending on or prior to the Closing Date;

         (iv) any Liability relating to any present or former employee, director consultant or independent contractor of any Seller or any Affiliate of any Seller, including under any compensation, retirement or other employee benefit plan or arrangement or otherwise relating to employment and whether incurred before or after the Closing Date and whether resulting from a contractual obligation or arising under ERISA or the Code;

         (v) any Liability of any Seller to any other Seller or to any Affiliate of such Person (including any Affiliates of Nucentrix that are not Sellers);

         (vi) any Liability resulting from any default, breach, forfeiture, fine, nonperformance, misfeasance, malfeasance, violation of Law, or nonfeasance by or on behalf of any Seller or its Affiliates; and

         (vii) any Liability resulting from any Proceeding, pending or threatened, arising from or relating to Sellers or their Affiliates.

         2.06 Assumed Contracts; Default Cures; Outstanding Liens. Subject to Sections 2.04 and 2.07 and the Bidding Procedures Order, at the Closing and pursuant to Section 365 of the Bankruptcy Code, Sellers shall, and shall cause their Subsidiaries to, assume and assign to Purchaser the Tower Leases, Acquired Spectrum Leases and the Assigned Contracts. In furtherance of such assumption and assignment, at or prior to the Closing, Sellers shall cure all defaults, if any, under the Tower Leases, Acquired Spectrum Leases and the Assigned Contracts (collectively, "Default Cures").

         2.07 Right to Exclude Certain Assets.

         (a) Subject to Section 2.07(b), during the period from the date hereof until the Exclusion Date, Purchaser, in its sole discretion and at its option, by written notice to Nucentrix, may from time to time remove any one or more items that would constitute Acquired Assets from the Acquired Assets, and such removed Acquired Asset shall cease to be an Acquired Asset under this Agreement for any purpose and shall thereafter be an Excluded Asset (the date the notice with respect to any such asset is deemed given pursuant to Section 11.04 being the "Determination Date"). All Liabilities relating to or arising under any asset removed pursuant to the preceding sentence that would otherwise constitute an Assumed Liability shall become an Excluded Liability upon such removal.

                  If Purchaser exercises its right to exclude any Tower Leases, Station Assets or Tower Subleases pursuant to Section 2.07(a), then (i) a Tower Lease and the Station Assets located on the property covered thereby shall not be separated from each other by reason of such exclusion, and (ii) a Tower Lease, the Station Assets and any Tower Subleases of space located on the Tower Site covered thereby shall not be separated from each other by reason of such exclusion.

         (b) For purposes of this Agreement, "Exclusion Date" means a date that is the earlier of five (5) Business Days prior to (x) the Plan Confirmation Hearing Date (or, as to any such lease or Contract for which the Bankruptcy Court extends the deadline for assumption or rejection beyond the deadline set forth in 11 U.S.C. Section 365(d)(2), the date to which extended) or (y) the Closing Date; provided that with respect to assets or property obtained after the Exclusion Date, Purchaser shall have five (5) Business Days after receipt of written notice from any Seller or its Subsidiary notifying Purchaser that such assets or property was obtained. Prior to the Closing, Sellers shall provide Purchaser with not less than thirty (30) days prior written notice of the Plan Confirmation Hearing Date.

         (c) If Purchaser excludes any Tower Lease, Acquired Spectrum Lease or Tower Sublease pursuant to Section 2.07(a) after the Bid Deadline, the Purchase Price will be increased by an amount equal to lease payments made by Sellers and their Subsidiaries or accrued with respect to any such Contract in respect of the period commencing on the Bid Deadline and ending on the Determination Date; provided that Purchaser shall not be responsible for (i) any amount other than the monthly rent or applicable portion thereof paid or accrued under such Contract and (ii) payments or accruals with respect to any Contract for which either (A) a motion to reject is not filed with the Bankruptcy Court within 30 days of the relevant Determination Date and which is not rejected prior to the Closing or (B) is assigned, assumed, transferred or otherwise dispose of after the relevant Determination Date.

         (d) After Purchaser has notified Sellers of the removal of any item from the Acquired Assets in accordance with Section 2.07(a), Sellers may, subject to Section 7.01, transfer, assign or otherwise dispose of such item and, if such item is a Contract, subject to Section 7.01, terminate, suspend payments under or reject any such Contract. The Purchaser shall not be entitled to any reduction of or credit to the Purchase Price with respect to any item removed from the Acquired Assets pursuant to this Section 2.07.

         2.08 Risk of Loss. Prior to the Closing, any loss of or damage to any of the physical Acquired Assets from fire, casualty, condemnation or any other occurrence not covered by insurance payable to Purchaser shall be the sole responsibility of Sellers. Sellers shall, and shall cause their Subsidiaries to, use their best efforts to obtain any insurance proceeds relating to any Acquired Assets or assets or property or rights that would otherwise constitute Acquired Assets.

                                  ARTICLE III.
                                 PURCHASE PRICE

         3.01 Purchase Price. In consideration of the sale, assignment, transfer, conveyance and delivery to Purchaser of the right, title and interest of Sellers and their Subsidiaries as of the Closing in and to the Acquired Assets, Purchaser shall (i) pay Sellers at Closing an amount equal to Fifteen Million Dollars ($15,000,000.00) (the "Purchase Price"), subject to Sections 2.07, 7.26 and 11.15, and (ii) assume, effective as of the Closing, the Assumed Liabilities.

         3.02 Payments and Computations. Each party shall make each payment due to the other parties hereunder as soon as practicable on the day when due in U.S. dollars by wire transfer in immediately available funds. All payments by Purchaser hereunder shall be made to a single account to be specified by Nucentrix at least five (5) Business Days prior to the Closing Date, and payment to such account shall constitute payment to any or all of Sellers as may be required hereunder.

         3.03 Purchase Price Allocation. As soon as practicable following the Closing, Purchaser shall deliver to Sellers an allocation of the Purchase Price and Assumed Liabilities among the Acquired Assets according to the relative fair market values of such assets on the Closing Date and consistent with Section 1060 of the Code; provided, however, that prior to delivering a final allocation of the Purchase Price and Assumed Liabilities in accordance herewith, Purchaser shall deliver to Sellers a draft allocation and provide Sellers a reasonable opportunity to comment on such proposed allocation. Such final allocation of fair market value shall be binding on the Purchaser and the Sellers for all U.S. federal, state, and local income tax purposes, but shall not, to the extent it does not affect any rights of Purchaser hereunder, be binding upon Sellers or their estates for any purposes relating to confirmation of any plan of reorganization or otherwise related to the Bankruptcy Cases. Following the Closing Date, Sellers and Purchaser in connection with their respective U.S. Federal, state and local income tax returns (including amended tax returns and claims for refunds) and other filings, shall not take (and shall cause their Affiliates not to take) any position inconsistent with the allocation determined pursuant to this Section 3.03, unless otherwise required by applicable Tax law. Purchaser and Sellers shall cooperate in the filing of any forms (including Form
8594) with respect to such allocation, including any amendments to such forms required with respect to any adjustment to the Purchase Price pursuant to this Agreement.

                                   ARTICLE IV.
                                   THE CLOSING

         4.01 Closing Date. The closing of the Acquisition (the "Closing") shall take place at the offices of Vinson & Elkins L.L.P., 3800 Trammel Crow Center, 2001 Ross Avenue, Dallas, Texas at 10:00 a.m., local time, two (2) Business Days following the satisfaction or waiver of the conditions set forth in Article VIII (other than those conditions that by their nature cannot be satisfied until the time of Closing, but subject to the satisfaction of those conditions) unless another date is otherwise agreed to in writing by Purchaser and Nucentrix. The date on which the Closing occurs is referred to herein as the "Closing Date".

         4.02 Deliveries by Sellers. At the Closing, Sellers shall, and, where applicable, shall cause their Subsidiaries to, deliver to Purchaser:

         (a) duly executed deeds, bills of sale, assignments and other documents and instruments of transfer, in form and substance reasonably acceptable to Purchaser as may be necessary to sell, assign, transfer, convey and deliver good and valid title to the Acquired Assets to Purchaser, free and clear of all Liens and Claims pursuant to Sections 363(f) and 365 of the Bankruptcy Code;

         (b) if applicable, any payment required to be made pursuant to the terms of Section 7.19, by wire transfer of immediately available funds to a bank account designated in writing by Purchaser (such designation to be made at least five (5) Business Days prior to the Closing Date);

         (c) a copy of the Approval Order certified by the Bankruptcy Court;

         (d) the officer's certificate required to be delivered pursuant to
Section 8.02(e);

         (e) a certificate of non-foreign status pursuant to Treasury Regulations Section 1.1445-5(b)(3) in form and substance reasonably acceptable to Purchaser; and

         (f) the Purchaser Release.


         4.03 Deliveries by Purchaser. At the Closing, Purchaser shall deliver to Sellers:

         (a) payment in cash, by wire transfer of immediately available funds, in an amount equal to:

                  (i) the Purchase Price (as such payment at Closing is increased pursuant to Section 2.07, if applicable) plus or minus such amounts calculated in accordance with Section 7.19; plus

                  (ii) if applicable, any payment required to be made pursuant to the terms of Section 7.19.

         (b) duly executed assumption agreements and other instruments of assumption, in form and substance reasonably acceptable to Sellers and their counsel, providing for the assumption of the Assumed Liabilities by Purchaser;

         (c) the officer's certificate required to be delivered pursuant to
Section 8.03(c); and

         (d) the Sellers Release.


                                   ARTICLE V.
                    REPRESENTATIONS AND WARRANTIES OF SELLERS

         Sellers hereby, jointly and severally, represent and warrant to Purchaser as follows:

         5.01 Organization; Standing and Power. Each Seller and its Subsidiaries is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and each Seller and its Subsidiaries has the requisite corporate power and authority to own, lease or otherwise hold its properties and assets and to conduct its business. Each Seller and its Subsidiaries is duly qualified to do business as a foreign corporation in each jurisdiction where the nature of assets held by it or the nature of the business conducted by it make such qualification necessary, except where the failure to be so qualified, individually or in the aggregate, could not reasonably be expected to have a Sellers Material Adverse Effect.

         5.02 Authority; Execution and Delivery; Enforceability. Each Seller has the requisite corporate power and authority to (i) execute this Agreement and
(ii) subject to entry of the Approval Order and the entry of the Bidding Procedures Order, consummate the Acquisition and the other transactions contemplated hereby. The execution and delivery by each Seller of this Agreement and the consummation by each Seller of the Acquisition and the other transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of each Seller. Each Seller has duly executed and delivered this Agreement. This Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms (assuming in each case due authorization, execution and delivery thereof by Purchaser and the entry of the Approval Order) subject to the entry of the Approval Order and, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity (collectively, the "Enforceability Exceptions").

         5.03 No Conflicts. The execution and delivery by Sellers of this Agreement do not, and the consummation of the Acquisition and the other transactions contemplated hereby and compliance by Sellers with the terms hereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a benefit under, or result in the creation of any Lien upon any of the Acquired Assets of Sellers under, any provision of (i) the certificate of incorporation, articles of incorporation or by-laws of any Seller or any of its Subsidiaries,
(ii) subject to entry of the Approval Order, any Contract to which any Seller or any of its Subsidiaries is a party or any Contract by which any of their assets are bound or (iii) subject to (x) entry of the Approval Order and (y) the governmental filings and other matters referred to in Section 5.04, any judgment, order or decree ("Judgment") or Law applicable to any Acquired Asset, any Seller or any Subsidiary of Seller.

         5.04 Governmental Filings; Consents. No consent, approval, license, permit, order or authorization ("Consent") of, or registration, declaration or filing with, any Governmental Authority or third party is required to be obtained or made by or with respect to any Seller in connection with the execution, delivery and performance by Sellers of this Agreement or the consummation of the Acquisition or the other transactions contemplated hereby, other than (i) compliance with and filings, if any, under the Securities Exchange Act of 1934 (the "Exchange Act"), (ii) filings with and approvals of the Federal Communications Commission (the "FCC") as required under the Communications Act of 1934 (the "Communications Act") and the FCC Rules, (iii) entry of the Bidding Procedures Order and the Approval Order and (iv) any notifications or filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR Act").

         5.05 Title to and Condition of Acquired Assets.

         (a) Sellers and their Subsidiaries have good and valid title to all of the tangible personal property constituting Acquired Assets, and, except for Permitted Liens, such property is free and clear of any mortgage, pledge, hypothecation, security interest, encumbrance, right of offset, claim (including as defined in 11 U.S.C. Section 101(5)), easement, lease, sublease, covenant, right of way, option, restriction on use, lien or charge of any kind, or any rights or claims of ownership of others, however evidenced or created (including any agreement to grant any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to file any financing statement under the lien notice records or other similar legislation of any jurisdiction) (collectively, "Liens"). No Affiliate of Sellers, other than the Sellers, owns or holds any rights, titles or interests in (including any Lien on) any of the tangible or intangible Acquired Assets.

         (b) Except as set forth on Schedule 5.05(b), all of the buildings, improvements, fixtures, machinery, equipment and other tangible assets included in the Acquired Assets are in good operating condition and repair and are useable in the ordinary course of business except for those failures to be in good operating condition and repair and useable in the ordinary course of business that, individually or in the aggregate, could not reasonably be expected to have a Sellers Material Adverse Effect.

         (c) Since the date hereof, no material asset, right or property that would be included in the Acquired Assets at the Closing has suffered any material damage.

         5.06 Real Property. Schedule 5.06 sets forth a true and complete list of all real property interests owned by the Sellers and their Subsidiaries that is necessary for, or is primarily used or held for use in connection with, the Acquired Assets. Except for property that may be considered fixtures on real property described on Schedule 5.06, none of the Sellers or any of their Subsidiaries owns any real property which relates to any of the Acquired Assets. Except for the Tower Leases and associated real property interests identified in
Schedule 5.07(a) and for
property that may be considered fixtures on real property described on Schedule 5.06, there are no real property interests necessary for the operation of the Acquired Assets in compliance with all applicable FCC Licenses, Acquired Spectrum Leases and Assigned Permits.

         5.07 Tower Leases and Tower Subleases.

         (a) Schedule 5.07(a) sets forth a true and complete list of the following information in relation to each of the Tower Leases: (i) the market in which the lease is used, (ii) the expiration date of the lease, (iii) the name of the lessor, (iv) the antenna structure registration number, (v) the address or location of the leased premises or Tower Site, and (vi) the monthly, quarterly or annual rent, as applicable, payable under such Tower Lease. True and complete copies of the Tower Leases were made available to Purchaser in the Data Room on June 11, 2003 or have been otherwise expressly provided to Purchaser. The Tower Leases set forth on Schedule 5.07(e) are all of the Tower Leases that are necessary to use the equipment associated with each Tower Site that is included as an Acquired Asset, and to access such equipment in connection with such use.

         (b) Assuming all Default Cures are made, (i) subject to entry of the Approval Order, each of the Tower Leases is valid, binding on Sellers and, to the Knowledge of Sellers, each other party thereto and in full force and effect, enforceable by Sellers in accordance with its terms subject to the Enforceability Exceptions; (ii) except as set forth on Schedule 5.07(c), none of Sellers or their Subsidiaries has assigned, pledged, transferred, or otherwise disposed of or granted any Lien (other than Permitted Liens) on its rights, titles and interests under any of the Tower Leases to any other Person, nor, to the Knowledge of Sellers, has any other party to the Tower Leases so assigned, pledged, transferred, granted any Lien (other than Permitted Liens) on, or otherwise disposed of any of its rights, title and interests thereunder; (iii) neither Sellers nor, to the Knowledge of Sellers, any other party to any of the Tower Leases has failed to comply with or is in material breach or material default thereunder; and (iv) except as set forth on Schedule 5.07(b)(iv), to the Knowledge of Sellers, no condition exists or event has occurred and is continuing as of the date hereof and the Closing which, with or without the lapse of time or the giving of notice, or both, would constitute a material default by any party under any Tower Lease.

         (c) Schedule 5.07(c) sets forth a true and complete list of the following information in relation to each of the Tower Subleases: (i) the expiration date of such Tower Sublease, (ii) the name of the lessee or other counterparty to such Tower Sublease, (iii) the address or location of the leased premises or Tower Site, and (iv) the monthly, quarterly or annual rent, as applicable, payable under such Tower Sublease. True and complete copies of the Tower Subleases have been made available to Purchaser in the Data Room on June 11, 2003.

         (d) Except as set forth on Schedule 5.07(d), to the Knowledge of Sellers, all of the Transmission Towers located on the Tower Sites are obstruction-marked and lighted to the extent required by, and in accordance with, the rules and regulations of the Federal Aviation Administration (the "FAA") and the FCC Rules. To the Knowledge of Sellers, appropriate notification to the FAA and registration with the FCC has been made for each Transmission Tower located on the Tower Sites and owned, leased or used by Sellers where required by the rules and regulations of the FAA or the FCC Rules, as applicable.

         5.08 Contracts.

         (a) Except as set forth on Schedule 5.08(a), Sellers and their Subsidiaries are not party to or bound by any Contract that would as of the Closing be an Acquired Asset that is or includes or provides for:

                  (i) a covenant not to compete in any geographical area or in any line of business;

                  (ii) a lease, sublease or similar Contract with any Person under which any Seller or its Subsidiaries is a lessor, sublessor or licensor of, or makes available for use to any Person, any FCC License, any Transmission Tower, or any other Station Assets;

                  (iii) a maintenance agreement or similar Contract providing for maintenance, repair, servicing or similar obligations of third parties with respect to the Station Assets or any portion thereof that has an aggregate future liability to Sellers or their Subsidiaries in excess of $25,000.00 or is not terminable by Sellers or their Subsidiaries by notice of not more than 90 days for a cost of less than $25,000.00; or

                  (iv) a Contract for the sale of any Acquired Asset or any right, title or interest therein or the grant of any preferential rights (including options and rights of first refusal) to purchase any Acquired Asset or requiring the consent of any third party to the transfer thereof.

         (b) Schedule 5.08(b) sets forth a true and complete list of all the Assigned Contracts as of the date hereof. True and complete copies of all Contracts were made available to Purchaser in the Data Room on June 11, 2003 or have been otherwise expressly provided to Purchaser prior to the date hereof.

         (c) Except as set forth on Schedule 5.08(c), assuming all Default Cures are properly discharged, (i) subject to entry of the Approval Order, all Assigned Contracts are valid, binding on Sellers and, to the Knowledge of Sellers, each other party thereto and in full force and effect and are enforceable by Sellers or their Subsidiaries, as applicable, in accordance with their terms subject to the Enforceability Exceptions; (ii) neither Sellers nor, to the Knowledge of Sellers, any other party to any of the Assigned Contracts has failed to comply or is in material breach or material default in any respect thereunder; and (iii) to the Knowledge of Sellers, no condition exists or event has occurred which, with or without the lapse of time or the giving of notice, or both, would constitute a material default by any party under any Assigned Contract.

         (d) Except as set forth on Schedule 5.08(d), prior to the date the Bankruptcy Cases were filed, no notice has been issued or action occurred which if not cured could result in the termination of any Tower Lease that is an Acquired Asset, Assigned Contract or Acquired Spectrum Lease.

         5.09 Permits. (i) Sellers and their Subsidiaries have all Permits required to own and operate the Acquired Assets in compliance, in all material respects, with all Laws and

Acquired Spectrum Leases, (ii) none of Sellers or their Subsidiaries is in violation of any Acquired Permit, except for violations that, individually or in the aggregate, could not reasonably be expected to have a Sellers Material Adverse Effect, and (iii) no Proceedings are pending or, to the Knowledge of Sellers, threatened with respect to any Acquired Permit.

         5.10 Company FCC Licenses.

         (a) Schedule 5.10(a) sets forth a true and complete list as of the date hereof of all FCC Licenses held by Sellers and any of their Affiliates. For each such FCC License, Schedule 5.10(a) sets forth the (i) name of the licensee, (ii) FCC call sign, (iii) authorized channel(s), and (iv) market where the facilities are authorized (the "Market"). The Company FCC Licenses and the Third Party Licenses are all the FCC Licenses necessary or used to provide the services currently provided by the Sellers and their Subsidiaries. Except for Company Pending Applications filed prior to the date hereof and those modifications that have been granted by the FCC prior to the date hereof, the Sellers and their Affiliates have not modified or sought to have modified any Company FCC License. Except as set forth on Schedule 5.10(a), all Company FCC Licenses are owned by Sellers free and clear of all Liens and Claims (other than Permitted Liens).

         (b) Except as set forth on Schedule 5.10(b), (i) the grant, renewal or assignment of the Company FCC Licenses to the existing licensee thereof was approved by the FCC by Final Order and the Company FCC Licenses are validly issued and in full force and effect; (ii) there is no Proceeding pending before the FCC or, to the Knowledge of Sellers, threatened, with respect to any Company FCC License; and (iii) Sellers and their Subsidiaries have made on a timely basis all payments to any applicable Governmental Authority for the Company FCC Licenses.

         (c) Schedule 5.10(c) sets forth a true and complete list of all Company Pending Applications. Schedule 5.10(c) includes a true and complete list for each Company Pending Application of (i) the name of the applicant, (ii) the FCC file number, (iii) the proposed channel(s), and (iv) the general purposes of such applications.

         (d) Except as set forth on Schedule 5.10(d), no Company Pending Application (i) is subject to any objection or petition to deny, which objection or petition to deny has been filed with the FCC; and (ii) to the Knowledge of Sellers, proposes facilities that the FCC has advised a Seller are predicted to cause impermissible interference as determined by Parts 21, 27 and 74 of the FCC Rules.

         (e) Except as set forth on Schedule 5.10(e), the facilities subject to a Company FCC License for which a certification or notification of completion of construction has been filed with the FCC ("Constructed Facilities") are operating and at all times since January 1, 2003, have been operating in material compliance with the FCC License therefor, the Communications Act and FCC Rules, and Sellers are not transmitting from or otherwise operating any such facility that is not the subject of an FCC License. Except as set forth on
Schedule 5.10(e), none of the facilities subject to a Company FCC License (x) is authorized pursuant to an authorization which is subject to challenge before the United States Court of Appeals, or (y) other than as set forth on Schedule 5.07(c), is subject to any lease, sub-lease or any agreement to make it available to a third party; no Company FCC License is subject to (x) a revocation proceeding or (y) a pending request for waiver of
Section 21.303 of the FCC Rules; and no Constructed Facilities are operating pursuant to special temporary or developmental authority.

         (f) Except as set forth on Schedule 5.10(f), since January 1, 2000, all Annual FCC Reports required to be filed by each Seller with the FCC with respect to the Company FCC Licenses have been timely filed. All Annual FCC Reports filed by any of the Sellers or their Subsidiaries are complete and accurate in all material respects.

         (g) True and complete copies of the FCC Licenses set forth on Schedule 5.10(a), the Company Pending Applications and all documents filed in any Proceeding pending at the FCC relating to any Acquired Asset, were made available to Purchaser in the Data Room on June 11, 2003 or have been otherwise expressly provided to Purchaser prior to the date hereof.

         (h) Schedule 5.10(h) sets forth a true and complete list of all operational fixed services, cable antenna relay services and receive-only earth stations that are licensed to Sellers and their Subsidiaries and are currently used, or have been used since January 1, 2003, to transmit programming on any Company FCC Licenses (excluding MMDS booster and hub stations).

         (i) Except as set forth on Schedule 5.10(i)(A) and Schedule 5.10(e), there is no Company FCC License and, except as set forth on Schedule 5.10(i)(B), there is no FCC License associated with the Acquired Spectrum Leases identified on Schedule 5.10(i)(B):

                  (i) that is subject to 47 C.F.R. Section 21.43(b), and for which a certification or notification of completion of construction has been filed with the FCC, which has been submitted for cancellation by or through the actions of Seller or its Affiliates;

                  (ii) that is subject to 47 C.F.R. Section 21.44(a)(3), (A) which has been subject to the voluntary removal or alteration of any facilities so as to render any station not operational for a period of 30 days or more, or (B) is not operating due to the voluntary removal or alteration of any facilities as of the date hereof or the Closing Date;

                  (iii) that is subject to 47 C.F.R. Section 21.303(c), for which written notice has been provided, or required to have been provided to the FCC, because of a voluntary discontinuation, reduction or impairment of public communication service to a community or part of a community, and/or has been sent to the FCC's Wireless Telecommunications Bureau for cancellation because of a permanent discontinuance of service;

                  (iv) that is subject to 47 C.F.R. Section 21.303(d), (A) which has been subject to the removal of equipment or facilities, thereby rendering any station not operational, and (B) for which any radio frequency that has not been used to render service (as authorized after construction is completed and a certificate of completion of construction is filed) for a consecutive period of more than 180 days; and

                  (v) which is otherwise currently subject to a condition or situation that could reasonably be expected to place the applicable FCC License at material risk of revocation, cancellation or forfeiture within 180 days after the Closing Date.

         5.11 Acquired Spectrum Leases.

         (a) For each Acquired Spectrum Lease, Schedule 5.11(a) sets forth: (i) the name of the third-party lessor; (ii) the name of the Seller, its Subsidiary or its Predecessor-in-Interest that is the lessee; (iii) the FCC call sign or file number covering the Acquired Spectrum Lease; (iv) the channels and market in which the Acquired Spectrum Lease is used or useful; (v) the expiration date of the FCC License for the spectrum under the Acquired Spectrum Lease, and (vi) the expiration date of the Acquired Spectrum Lease. True and complete copies of the Acquired Spectrum Leases were made available to Purchaser in the Data Room on June 11, 2003 or have been otherwise expressly provided to Purchaser prior to the date hereof. Except as set forth on Schedule 5.11(a), all Acquired Spectrum Leases are free and clear of all Liens and Claims (other than Permitted Liens).

         (b) Subject to payment of Default Cures, each Acquired Spectrum Lease is valid, binding on Sellers and, to the Knowledge of Sellers, each other party thereto and in full force and effect, meets all requirements of Law, and is enforceable in accordance with its terms subject to the Enforceability Exceptions. A Seller, its Subsidiary or its Predecessor-in-Interest is the lessee under each Acquired Spectrum Lease and, subject to the rights reserved to the lessor, has the sole right to use the spectrum under each Acquired Spectrum Lease as required to conduct its business for the purposes contemplated in the Acquired Spectrum Lease. To the Knowledge of Sellers, other than the terms of each Acquired Spectrum Lease and the FCC Rules limiting the duration of such Acquired Spectrum Leases, there are no facts or circumstances that might (whether with or without notice, lapse of time or the occurrence of any other event) preclude the renewal or extension of such Acquired Spectrum Leases. To the Knowledge of Sellers: (i) neither Sellers nor any other party to any of the Acquired Spectrum Leases has (x) failed to comply or is in material breach or material default thereunder or (y) claimed that the counterparty has failed to comply or is in material breach or material default thereunder, and (ii) the consummation of the Acquisition and the transactions contemplated by this Agreement, subject to the entry of the Approval Order, will not cause any violation, breach or default of any Acquired Spectrum Lease or require the consent of the lessor thereunder. Except as set forth on Schedule 5.11(b), no party to any Acquired Spectrum Lease has claimed, and to the Knowledge of Sellers, no party has threatened, that such party has a right to terminate the Acquired Spectrum Lease prior to or at the Closing or to seek damages against any of Sellers for the violation, breach or default by any of Sellers of such Acquired Spectrum Lease.

         (c) Except as set forth on Schedule 5.11(c), to the Knowledge of Sellers and except for Leased Pending Applications and Third Party Pending Applications filed prior to the date hereof: (i) the grant, renewal or assignment of the FCC Licenses issued to the licensee of the spectrum covered by any Acquired Spectrum Lease was approved by the FCC by Final Order; (ii) the Acquired Spectrum Leases are validly issued and in full force and effect; and
(iii) there is no Proceeding pending before the FCC or threatened with respect to the Acquired Spectrum Leases or any underlying FCC License.

         (d) To the Knowledge of Sellers, Schedule 5.11(d) sets forth a true and complete list of all pending applications as of the date hereof for new FCC License for MMDS, ITFS or WCS, assignments or transfers of FCC Licenses for MMDS, ITFS or WCS, modifications of FCC Licenses for MMDS, ITFS or WCS, extensions of time to construct PSA stations and renewals of FCC Licenses for MMDS, ITFS or WCS filed by a lessor with respect to any FCC License subject to any Acquired Spectrum Lease (collectively, the "Leased Pending Applications").

         (e) Except as set forth on Schedule 5.11(e), to the Knowledge of Sellers, no Leased Pending Application: (i) is subject to any informal objection or petition to deny; or (ii) proposes facilities that the FCC has advised the applicant are predicted to cause impermissible interference as determined by Parts 21, 27 and 74 of the FCC Rules.

         5.12 Third Party Licenses Subject to License Acquisition Agreements.

         (a) Schedule 5.12(a) sets forth a true and complete list of Contracts in effect with respect to Sellers' or their Subsidiaries' acquisition of the Third Party Licenses (collectively, the "License Acquisition Agreements").
Schedule 5.12(a) sets forth for each License Acquisition Agreement: (i) the name of the counterparties thereto; (ii) the name of the Seller entity that is the proposed acquirer of the Third Party Licenses; (iii) the FCC call sign or file number for each Third Party License; and (iv) the channels and Market in which the Third Party License is used or useful. True and complete copies of the License Acquisition Agreements were made available to Purchaser in the Data Room on June 11, 2003 or have been otherwise expressly provided to Purchaser prior to the date hereof. Except as set forth on Schedule 5.12(a), to the Knowledge of Sellers all Third Party Licenses that are subject to License Acquisition Agreements are free and clear of all Liens and Claims (other than Permitted Liens).

         (b) Except as set forth on Schedule 5.12(b), to the Knowledge of Sellers, there is no Proceeding pending before the FCC or threatened with respect to any Third Party License that is subject to a License Acquisition Agreement.

         (c) To the Knowledge of Sellers, Schedule 5.12(c) contains a true and complete list of all pending applications for new FCC Licenses for MMDS, ITFS or WCS, assignments or transfers of FCC Licenses for MMDS, ITFS or WCS, modifications of FCC Licenses for MMDS, ITFS or WCS, extensions of time to construct PSA channels and renewals of FCC Licenses for MMDS, ITFS or WCS filed by the licensee of the Third Party Licenses that are subject to License Acquisition Agreements in connection with such Third Party Licenses (collectively, the "Third Party Pending Applications").

         (d) To the Knowledge of Sellers, no Third Party Pending Application that is subject to a License Acquisition Agreement: (i) is subject to any informal objection or petition to deny; or (ii) proposes facilities that the FCC has advised the applicant are predicted to cause impermissible interference as determined by Parts 21, 27 and 74 of the FCC Rules.

         5.13 Taxes. (i) Except as are extinguished by the Approval Order, no Tax Liens have been filed or otherwise exist affecting any Acquired Assets and no claims are being asserted in with respect to any Taxes of the Sellers; (ii) no Tax is required to be withheld pursuant to Section 1445 of the Code as a result of the transfers contemplated by this Agreement; (iii) none of the Acquired Assets secures any indebtedness, the interest on which is tax-exempt under Section 103(a) of the Code; and (iv) none of the Acquired Assets is "tax-exempt use property" within the meaning of
Section 168(h) of the Code.

         5.14 Proceedings. Schedule 5.14 sets forth a true and complete list of each pending or, to the Knowledge of Sellers, threatened Proceeding (excluding Proceedings involving the FCC that may relate to FCC Licenses for ITFS, MMDS, or WCS in general and are not reasonably likely to have a disproportionate effect on the Company FCC Licenses) against or relating to or involving any Acquired Asset or Assumed Liability. No Seller or its Subsidiary is a party or subject to or in default under any Judgment applicable or relating to or involving any of the Acquired Assets or Assumed Liabilities.

         5.15 Compliance with Laws. The use and operation of the Acquired Assets by Sellers and their Subsidiaries materially complies with all Laws. Sellers and their Subsidiaries have not received any communication from a Governmental Authority that alleges that Sellers' or their Subsidiaries' use or operation of the Acquired Assets is not in compliance with any Law, nor has any Seller received any oral communication to such effect.

         5.16 Environmental Matters. The use and operation of the Acquired Assets is in material compliance with all applicable Environmental Laws. There are no pending or, to the Knowledge of Sellers, threatened Proceedings by or before any Governmental Authority alleging that the use or operation of the Acquired Assets is not in compliance with applicable Environmental Laws. Sellers possess and are in compliance, in all material respects, with all Permits necessary under Environmental Laws for the operation of the Acquired Assets. No property owned or, to the Knowledge of Sellers, leased by Sellers or their Subsidiaries and included in the Acquired Assets is contaminated with any Hazardous Substance and the Sellers made available to Purchaser in the Data Room on June 11, 2003 copies of all environmental reports, studies, assessments, sampling data and other environmental information in its possession relating to the Acquired Assets.

         5.17 Absence of Certain Changes. Since December 31, 2002, the Acquired Assets have been operated and maintained in the ordinary course and there has not occurred nor has any fact, circumstance, occurrence, condition, act, event or omission which has resulted in, or could, individually or in the aggregate, reasonably be expected to result in a Sellers Material Adverse Effect.

         5.18 Network Equipment. Schedule 5.18 sets forth a true and complete list of all physical assets used or held for use by Sellers or their Subsidiaries in connection with the operation of (i) the Company FCC Licenses,
(ii) the Acquired Spectrum Leases and (iii) the Station Assets, which are material in connection with the Company FCC Licenses or Acquired Spectrum Leases.

         5.19 Spare Parts and Equipment. Schedule 5.19 sets forth a true and complete list of all locations of the Spare Parts and Equipment of Sellers and their Subsidiaries relating to the operation of (i) the Company FCC Licenses,
(ii) the Acquired Spectrum Leases and (iii) the Station Assets.

         5.20 Brokers or Finders. Except for the fees and expenses of Houlihan Lokey Howard & Zukin Capital, Inc., which will be paid by Sellers, Sellers and their Subsidiaries have no liability to any agent, broker, investment banker or other firm or Person for any broker's or finder's fee or any other commission or similar fee in connection with the Acquisition or the other transactions contemplated hereby for which Purchaser could become liable or obligated.

         5.21 Interference Coordination Agreements. Schedule 5.21 sets forth a true and complete list of all Contracts (the "Interference Coordination Agreements") regarding the Company FCC Licenses between (A) any of Sellers or their Subsidiaries and any other MMDS or ITFS licensee, applicant, lessor or operator or (B) to the Knowledge of Sellers or any of their Subsidiaries, between the lessor of any Acquired Spectrum Lease and any other MMDS or ITFS licensee, applicant, lessor or operator with respect to (i) interference to or from adjacent markets or spectrum within any market affecting Acquired Spectrum Leases, (ii) the coordination of adjacent market or in-market spectrum use, or
(iii) other matters concerned with the operation of channels in adjacent markets or in the same market or agreements for the partitioning of any Basic Trading Area ("BTA") authorizations that is the subject of an Acquired Spectrum Lease. All Interference Coordination Agreements were made available to Purchaser in the Data Room on June 11, 2003.

         5.22 Intellectual Property.

         (a) The Sellers and their Subsidiaries have sufficient rights to use all Intellectual Property used or necessary in the operation of the Acquired Assets, all of which (except to the extent constituting Excluded Assets) shall survive and be transferred to Purchaser unchanged by the consummation of the transactions contemplated by this Agreement. There is no Proceeding, opposition or cancellation pending, or, to the Knowledge of Sellers, asserted or threatened concerning the ownership, validity, registerability, enforceability, infringement, use or licensed right to use any Intellectual Property as concerns the Acquired Assets. To the Knowledge of the Sellers, no valid basis for any such Proceeding, opposition or cancellation exists. To the Knowledge of the Sellers, no person is violating any other Intellectual Property right owned by any of them exclusively and included in the Acquired Assets. Upon the Acquisition, Purchaser will have all the Intellectual Property rights necessary to operate the Acquired Assets.

         (b) The Sellers and their Subsidiaries have taken all reasonable measures to protect the secrecy, confidentiality and value of all Trade Secrets that are owned, used or held by any of them in connection with the Acquired Assets, and, to the Knowledge of the Sellers, such Trade Secrets have not been used, disclosed to or discovered by any person except pursuant to valid and appropriate non-disclosure and/or license agreements and those agreements have not been breached. To the Knowledge of the Sellers, none of their employees has any patents issued or applications pending for any device, process, design or invention of any kind now used or needed in order to operate the Acquired Assets, which patents or applications have not been assigned to one of the Sellers or their Subsidiaries. All current and prior employees have executed valid intellectual property and confidentiality agreements.

         (c) To the Knowledge of Sellers, each Intellectual Property Contract is legal, valid, binding on Sellers and, to the Knowledge of Sellers, each other party thereto and enforceable against the other party, and is in full force and effect and will continue to be so following the Acquisition subject to the Enforceability Exceptions. No Seller has received written notice of any claim, and to the Knowledge of Sellers, no claim has otherwise been threatened or asserted that any of the Sellers or their Subsidiaries or, to the Knowledge of the Sellers, another person, has breached any Intellectual Property Contract. There exists no event, condition or occurrence that, with the giving of notice or lapse of time, or both, would constitute a breach or default by any Seller or any of their Subsidiaries or, to the Knowledge of the Sellers, another person under any Intellectual Property Contract. No party to any Intellectual Property Contract has given notice of its intention to cancel, terminate, change the scope of rights under, or fail to renew any Intellectual Property Contract. No party to any Intellectual Property Contract has repudiated in writing any provision thereof. Except as may result from the filing of the Bankruptcy Cases, consummation of the transactions contemplated hereby will not place any of the Sellers or their Subsidiaries in breach or default of any Intellectual Property Contract, or trigger any modification, termination or acceleration thereunder, or effect any license under or encumbrance on Intellectual Property owned or held by the Purchaser immediately prior to the Closing Date. To the Knowledge of the Sellers, the Licensed Intellectual Property is valid, subsisting and enforceable and is not subject to any outstanding order, judgment, decree or agreement adversely affecting the use thereof or its rights thereto by the Sellers and their Subsidiaries.

         5.23 Cable Systems. None of the Acquired Assets is used in a "cable system" as that term is defined in 47 U.S.C. Section 522(7), or has a relationship with a "cable system" that is prohibited by the FCC Rules.

         5.24 Acquired WCS Agreements. Schedule 5.24(a) sets forth a true and complete list of, and true and complete copies were made available to Purchaser in the Data Room on June 11, 2003 of, all WCS partition or disaggregation agreements entered into by Sellers or their Subsidiaries ("Acquired WCS Agreements"). Each Acquired WCS Agreement is valid, binding and in full force and effect, meets all requirements of Law, and is enforceable in accordance with its terms subject to the Enforceability Exceptions.

         5.25 Collective Bargaining Agreements. No Seller or any of its Subsidiaries is a party to or bound by any labor agreement or collective bargaining agreement respecting its employees, and there is not any pending, or, to the Knowledge of the Sellers, threatened, strike, walkout or other work stoppage or any union organizing effort by or respecting its employees.

         5.26 Accuracy of Copies and Statements. The copies of documents delivered, provided or made available by any of the Sellers or their Subsidiaries to Purchaser pursuant to the terms of this Agreement are complete and accurate in all material respects.

         5.27 ERISA. Neither the Sellers, any of their Subsidiaries nor any entity which is considered one employer with the Sellers under Section 4001 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or
Section 414 of the Code (an "ERISA Affiliate") (x) maintains or contributes to or has within the past six years maintained or contributed to an "employee pension plan" within the meaning of Section 3(2) of ERISA that is subject to Subtitles C or D of Title IV of ERISA or (y) maintains or has an obligation to contribute to or has within the past six years maintained or had an obligation to contribute to a "multiemployer plan" within the meaning of Section 3(37) of ERISA.

         5.28 Nucentrix Reports; Financial Statements. Nucentrix has made available to the Purchaser each registration statement, report, proxy statement or information statement prepared by it since December 31, 2002, including (i) Nucentrix's Annual Report on Form 10-K for the year ended December 31, 2002, and
(ii) Nucentrix's Quarterly Reports on Form 10-Q for the period ended March 31, 2003 each in the form (including exhibits, annexes and any amendments thereto) filed with the Securities and Exchange Commission (the "SEC") (collectively, including any such reports filed subsequent to the date hereof and as amended, the "Reports"). As of their respective dates, (or, if amended, as of the date of such amendment) the Reports did not, and any Reports filed with the SEC subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. Each of the consolidated balance sheets included in or incorporated by reference into the Reports (including the related notes and schedules) fairly presents, or will fairly present, in all material respects, the consolidated financial position of Nucentrix and its subsidiaries as of its date and each of the consolidated statements of income and of changes in financial position included in or incorporated by reference into the Reports (including any related notes and schedules) fairly presents, or will fairly present, in all material respects, the results of operations, retained earnings and changes in financial position, as the case may be, of Nucentrix and its subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments that will not be material in amount or effect), in each case in accordance with U.S. generally accepted accounting principles ("GAAP") consistently applied during the periods involved, except as may be noted therein.

         5.29 Insurance.

         (a) Schedule 5.29 sets forth a list of all insurance policies or binders, which list shall contain the coverage, deductible and term of each policy or binder, which are currently in effect insuring the Acquired Assets or Assumed Liabilities and true and complete copies thereof were made available to Purchaser in the Data Room on June 11, 2003 or have been otherwise expressly provided to Purchaser prior to the date hereof.

         (b) With respect to policies listed in Schedule 5.29, insofar as they relate to the Acquired Assets or Assumed Liabilities, (i) the Sellers or their Subsidiaries have paid all premiums due and have not received any notice of cancellation, and (ii) (A) except as set forth in Schedule 5.29, there are no pending or asserted claims against such insurance by any Seller or its Subsidiaries and (B) no Seller or any of its Subsidiaries has received any notice of any pending or threatened termination of any of such policies or any premium increases for the current policy period with respect to any of such policies.

         5.30 WorldCom BTA Agreements. Schedule 5.30 sets forth a true and complete list of all of the FCC Licenses subject to the WorldCom BTA Agreements. True and complete copies of the WorldCom BTA Agreements and the FCC Licenses subject to such agreements were made available to Purchaser in the Data Room on June 11, 2003 or were otherwise expressly provided to Purchaser prior to the date hereof. No Person, other than Sellers, has any rights in the Partitioned BTAs pursuant to the WorldCom BTA Agreements.

         5.31 Non-US Operations. None of the Sellers or any of their Subsidiaries has any assets located outside the United States or derives revenue from any sources or assets located outside the United States.

                                   ARTICLE VI.
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Purchaser hereby represents and warrants to each Seller as follows:

         6.01 Organization; Standing and Power. Purchaser is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the requisite corporate power and authority to own, lease or otherwise hold its properties and assets and to carry on its business as presently conducted.

         6.02 Authority; Execution and Delivery; Enforceability. Purchaser has the requisite corporate power and authority to execute this Agreement and to consummate the Acquisition and the other transactions contemplated hereby. The execution and delivery by Purchaser of this Agreement and the consummation by Purchaser of the Acquisition and the other transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Purchaser. Purchaser has duly executed and delivered this Agreement. This Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms (assuming in each case due authorization, execution and delivery thereof by the other parties thereto, and the entry of the Approval Order) subject to the Enforceability Exceptions.

         6.03 No Conflicts. The execution and delivery by Purchaser of this Agreement does not, and the consummation of the Acquisition and the other transactions contemplated hereby and compliance by Purchaser with the terms hereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Purchaser or any of its Subsidiaries under, any provision of (i) the certificate of incorporation or by-laws of Purchaser or any of its Subsidiaries, (ii) any material Contract to which Purchaser or any of its Subsidiaries is a party or by which any of their respective properties or assets is bound or (iii) any Judgment or Law applicable to Purchaser or any of its Subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) and (iii) above, any such items that, individually or in the aggregate, could not reasonably be expected to prevent the consummation of the transactions contemplated hereby.

         6.04 Governmental Filings; Consents. No Consent of, or registration, declaration or filing with, any Governmental Authority or third party is required to be obtained or made by or with respect to Purchaser or any of its Subsidiaries in connection with the execution, delivery and performance by Purchaser of this Agreement or the consummation of the Acquisition or the other transactions contemplated hereby, other than (i) compliance with and filings, if any, under Section 13(a) of the Exchange Act, (ii) filings with and approvals of the FCC as required under the Communications Act and the FCC Rules,
(iii) those that may be required solely by reason of the participation of Sellers (as opposed to any other third party) in the Acquisition and other transactions contemplated hereby, (iv) entry of the Approval Order and (v) the HSR Act.

         6.05 Litigation. There are no (i) outstanding Judgments against Purchaser or any of its Subsidiaries, (ii) Proceedings pending or, to the Knowledge of Purchaser, threatened against Purchaser or any of its Subsidiaries, or (iii) investigations by any Governmental Authority that are pending or, to the Knowledge of Purchaser, threatened against Purchaser or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to prevent the consummation of the transactions contemplated hereby.

         6.06 Financing. Purchaser will have prior to the Closing cash in immediately available funds sufficient to enable it to pay the Purchase Price at the Closing.

         6.07 Brokers or Finders. Purchaser has no liability to any agent, broker, investment banker or other firm or Person for any broker's or finder's fee or any other commission or similar fee in connection with the Acquisition or the other transactions contemplated hereby for which Sellers could become liable or obligated.

         6.08 No Filings Outside United States. Subject to the accuracy of the representation and warranty contained in Section 5.31, there are no filings required under the antitrust or competition statutes of jurisdictions located outside of the United States in connection with the transactions contemplated by this Agreement as a result of the operations of Purchaser in jurisdictions outside of the United States.

                                  ARTICLE VII.
                                    COVENANTS

         7.01 Operation of Acquired Assets Prior to Closing. Except with the prior written consent of Purchaser, from the date hereof until the Closing, subject to the limitations imposed on Sellers as a result of having filed petitions for relief under the Bankruptcy Code, Sellers and their Subsidiaries shall operate and maintain the Acquired Assets in the ordinary course consistent with past practice, and will use reasonable efforts to preserve intact satisfactory relationships with (i) the lessors under the Tower Leases and Acquired Spectrum Leases and (ii) the counterparties to the Assigned Contracts. In addition, during the period from the date hereof until the Closing, Sellers shall not and shall not permit their Subsidiaries to do any of the following without the prior written consent of Purchaser:

         (a) (i) fail to maintain all of the physical Acquired Assets in good operating condition (ordinary wear and tear excepted), and in a state of repair and condition that complies with applicable Law or (ii) sell or otherwise dispose of any portion of the Spare Parts and Equipment otherwise constituting Acquired Assets; provided, however, that Sellers and their Subsidiaries shall be permitted to use or deploy all or any portion of such Spare Parts and Equipment in the ordinary course of business to repair and replace Acquired Assets;

         (b) disconnect, remove or dispose of any of the equipment of Sellers or their Subsidiaries included in or associated with the Acquired Assets or equipment that would be included in or associated with Acquired Assets, if the time of the disconnect, removal or disposal was the Closing;

         (c) fail to pay the rent or other costs and expenses payable in relation to the Acquired Spectrum Leases and Tower Leases that are Acquired Assets on a timely basis consistent with past practice;

         (d) create or permit to exist any Lien (other than Permitted Liens) on any of the Acquired Assets;

         (e) terminate, adversely amend or modify, renew, extend, exercise any option or rights of first refusal, agree to a novation of or (directly or indirectly) waive or relinquish any rights under any Assigned Contract or rights that under any Contract would be an Assigned Contract if the time of the termination, amendment, modification, renewal, extension, exercise, novation, waiver or relinquishment was the Closing;

         (f) terminate, adversely amend or modify, renew, extend, exercise any option or rights of first refusal, agree to a novation of, or (explicitly or implicitly) waive or relinquish any rights under, any Acquired Spectrum Lease or Tower Lease that is an Acquired Asset, or allow, suffer or permit any default of any Seller or any Subsidiary of a Seller under any Acquired Spectrum Lease or Tower Lease that is an Acquired Asset;

         (g) enter into any leasing or licensing agreements, take-or-pay arrangements or similar affiliations, alignments or agreements with respect to the use of any Acquired Spectrum Leases or Tower Leases that are Acquired Assets, or sell, convey, assign, lease, or grant rights with respect to, sublease, license or otherwise transfer or dispose of (i) any Acquired Spectrum Lease, (ii) any Tower Lease that is an Acquired Asset, (iii) any other Station Asset, except disposals of obsolete equipment on a Tower Site in the ordinary course of business consistent with past practice, and provided that Sellers may deploy inventory in the ordinary course of business, consistent with past practice, in connection with the operation of the Company FCC Licenses, Third Party Licenses and Acquired Spectrum Leases or any other aspects of the Business that Purchaser is not purchasing under this Agreement, or (iv) any other asset or property of any of Sellers or their Subsidiaries constituting the Acquired Assets;

         (h) directly or indirectly waive or relinquish any right or claim with respect to any Acquired Assets;

         (i) if any loss, damage, impairment, confiscation, or condemnation of or to any of the physical Acquired Assets occurs, fail to use their reasonable efforts to promptly repair, replace or restore such physical Acquired Assets to their prior condition as soon as reasonably practicable thereafter;

         (j) fail to maintain insurance policies on each of the Station Assets consistent with current practices;

         (k) sell or convey, or attempt to sell or convey, or otherwise dispose of any assets that would be Acquired Assets at the Closing;

         (l) fail to operate in accordance with the terms of any debtor-in-possession financing agreement;

         (m) knowingly take any action or knowingly omit to take any action, which action or omission, if taken prior to, on or after the date hereof, would result in a Sellers Material Adverse Effect;

         (n) amend or modify the WorldCom BTA Agreements;

         (o) fail to pay the Persons listed on Schedule 5.08(d) within sixty
(60) days after the date on which the Bankruptcy Cases commence all amounts necessary to cure any and all defaults or breaches under all applicable Contracts with such Persons which but for such default or breach would be Assigned Contracts which arose prior to the date on which the Bankruptcy Cases commenced; or

         (p) agree to do any of the foregoing.

         7.02 Access to Information; Access to Personnel; Site Inspections.

         (a) During the period from the date hereof until the Closing Date, Sellers shall, subject to applicable Law, and shall cause their Subsidiaries to, provide Purchaser and its authorized Representatives reasonable access, upon reasonable notice and during normal business hours, to personnel responsible for, and records relating to the Acquired Assets or any assets that would constitute Acquired Assets if the Closing were to occur at the time of measurement, and during such period will furnish promptly to Purchaser any information in the possession of any Seller or any Subsidiary of any Seller concerning the Acquired Assets or any assets that would constitute Acquired Assets if the Closing were to occur at the time of measurement, as Purchaser may reasonably request; provided, however, that in no event shall Sellers be obligated to provide (i) access or information in violation of Law, (ii) any information the disclosure of which would cause the loss of any legal privilege available to any Seller relating to such information or would cause any Seller to breach a confidentiality obligation to which it is bound; provided that the applicable Seller has used its reasonable efforts to protect the privilege or to obtain a waiver of the applicable contractual obligation, or (iii) copies of bids, letters of intent, expressions of interest or other proposals received from other Persons prior to the Bid Deadline in connection with the transactions contemplated by this Agreement or information and analyses relating to such communications, except to the extent required in the Bidding Procedures Order.

         (b) During the period from the date hereof until the Closing Date, Purchaser and its Representatives will have the right to enter the properties or sites owned or, subject to access rights to which Sellers or the Subsidiaries of Sellers are entitled by Law or Contract, leased by the Sellers and their Subsidiaries and relating to the Acquired Assets or any assets that would constitute Acquired Assets if the Closing were to occur at the time of measurement, and inspect the equipment thereon of Sellers and their Subsidiaries, making surveys, mechanical and structural engineering studies, environmental assessments, and any other investigations and inspections as Purchaser may reasonably request; provided that, the foregoing shall not permit the Purchaser to conduct any invasive testing of soil at any property owned or leased by Sellers or the Subsidiaries and Purchaser shall provide Sellers at least 24 hours prior written notice of any intent of any entry, inspection or actions to be taken under this Section 7.02(b) and shall permit a Representative of Sellers to accompany Purchaser and its Representatives on any site, entry or inspection and shall, to the extent not subject to any confidentiality provisions or Contracts, provide to Nucentrix copies of all surveys and environmental assessments in Purchaser's possession performed on behalf of Purchaser by third parties with respect to such properties or sites.

         (c) For a period of one year from and after the Closing Date, upon the written request of Sellers, Purchaser will reasonably promptly provide Sellers with such tax information relating to the Acquired Assets as of the Closing, as Sellers may reasonably request.

         7.03 Spectrum Testing. From and after the date hereof, if Purchaser wishes to conduct any operational tests with respect to electromagnetic spectrum to be included in the Acquired Assets, Sellers will, and will cause their Subsidiaries to, cooperate with Purchaser in the conduct of such tests and provide Purchaser with access to the assets and properties of Sellers and their Subsidiaries reasonably necessary to conduct such testing; provided that neither Sellers nor any of their Subsidiaries shall be required to make any out-of-pocket expenditures in connection with the testing contemplated by this
Section 7.03.

         7.04 FCC Filings.

         (a) Sellers will file or cause to be filed with the FCC as soon as practicable after the commencement of the Bankruptcy Cases, but in no event more than ten (10) Business Days following the commencement of the Bankruptcy Cases, pro forma applications with respect to the assignment of all FCC Licenses to the applicable Seller, in each case as a debtor-in-possession. Sellers shall use their best efforts to prosecute such pro forma applications to obtain FCC approval. No Seller shall take any action, or fail to take any action, if such action or failure to act would (or would be expected to) have the effect of delaying the receipt of or failing to obtain such FCC consent, including, but not limited to, providing such information or data as the FCC may request.

         (b) Within ten (10) Business Days after the date hereof, Sellers will file or will cause to be filed with the FCC an application to partition the portion of the WorldCom BTAs that is not leased pursuant to the WorldCom BTA Agreements in accordance with Exhibit B of the WorldCom BTA Agreements (the "Partitioned BTAs"). Sellers shall use their best efforts to prosecute such application to obtain FCC approval. No Seller shall take any action, or fail to take any action, if such action or failure to act would (or would be expected to) have the effect of delaying the receipt of or failing to obtain the FCC consent for such partitions, including, but not limited to, providing such information or data as the FCC may request. If the WorldCom BTAs are not partitioned in accordance with this Section 7.04(b) by the date of entry of the Approval Order then, Purchaser and Sellers will cause the application to partition the WorldCom BTAs to be incorporated into the FCC Assignment Application at the time of filing of the FCC Assignment Applications.

         (c) Not later than five (5) Business Days following the date of entry of the Approval Order, Purchaser and Sellers shall file or cause to be filed with the FCC all appropriate applications with respect to the assignment to Purchaser of the Company FCC Licenses, the amendment of the Company Pending Applications to specify Purchaser as the applicant as of the Closing and the partitioning of the WorldCom BTAs into the Partitioned BTAs to the extent not partitioned in accordance with Section 7.04(b) by the date of entry of the Approval Order. During the period from the date of entry of the Approval Order to the Closing Date, promptly after any other FCC authorization or application becomes a Company FCC License or Company Pending Application, as applicable, Purchaser and Sellers shall file or cause to be filed with the FCC such assignment applications and filings with respect to such FCC authorizations and applications. Such FCC authorizations and applications are hereinafter referred to as the "FCC Assignment Applications." The FCC Assignment Applications and any supplemental information furnished in connection therewith shall be in substantial compliance with the FCC Rules.

         (d) Purchaser and Sellers shall furnish to each other such necessary information and reasonable assistance as the other may reasonably request in connection with the preparation, filing and prosecution of the FCC Assignment Applications and the WorldCom BTA Application, if any. Purchaser and Sellers shall bear their own expenses in connection with the preparation, filing and prosecution of the FCC Assignment Applications and the WorldCom BTA Application, if any. Purchaser and Sellers shall each use their commercially reasonable efforts to prosecute the FCC Assignment Applications and the WorldCom BTA Application, if any, and shall furnish to the FCC any documents, materials, or other information reasonably requested by the FCC; provided that in connection with obtaining such approvals, Purchaser shall not be required to agree to any conditions or limitations (i) with respect to any business or property of Purchaser or its Affiliates (excluding the Acquired Assets) on terms not acceptable to Purchaser in its sole and absolute discretion or (ii) on the Acquired Assets on terms not reasonably acceptable to Purchaser or that would have, in the aggregate, a material impact on the benefits expected to be obtained by Purchaser and its Affiliates from the Acquisition.

         (e) If the condition set forth in Section 8.02(g) hereof has not been satisfied on or before April 1, 2004, Sellers will, upon written notice from Purchaser, either (i) amend and bifurcate the FCC Assignment Application in order that all portions of the FCC Assignment Applications relating to the WorldCom BTAs be considered for approval by the FCC pursuant to a separate application process or (ii) if the bifurcation described in clause (i) is not permitted by the FCC, amend the FCC Assignment Application to delete the portions of the FCC Assignment Applications relating to the WorldCom BTAs from the FCC Assignment Applications and will, not later than five (5) Business Days following the amendment of the FCC Assignment Applications, file or cause to be filed with the FCC a separate application with respect to the partitioning of the WorldCom BTAs in accordance with Exhibit B of the WorldCom BTA Agreements and the transfer and assignment to Purchaser of the Partitioned BTAs (the bifurcated application or separate application, as the case may be, the "WorldCom BTA Application"). The WorldCom BTA Application, if any, and any supplemental information furnished in connection therewith shall be in substantial compliance with the FCC Rules.

         7.05 Third Party Consents. During the period from the date hereof until 90 days after the Closing Date, Purchaser, on the one hand, and Sellers, on the other hand, will cooperate and use their respective commercially reasonable efforts to obtain any consents, approvals and waivers required from third parties to assign, convey, transfer and deliver the Acquired Assets to Purchaser (to the extent such consents, approvals and waivers are required notwithstanding the entry of the Approval Order); provided, however, that Purchaser will not be required to expend any sum, make a financial commitment or grant or agree to any concession in order to obtain any such required consent, approval or waiver. If any required consent, approval or waiver is not obtained prior to or within 90 days after the Closing Date, the parties shall (at their own expense), if requested by Purchaser, implement an arrangement, reasonable and lawful as to both Purchaser and Sellers, designed to afford to Purchaser the economic benefits of the affected Acquired Assets, if any.

         7.06 Commercially Reasonable Efforts.

         (a) Subject to Sections 7.04(c) and 7.06(b), each of the parties hereto shall use their respective commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties hereto in doing, all things necessary, proper or advisable under Laws to ensure that (i) the conditions set forth in this Agreement are satisfied, (ii) to consummate and make effective, as promptly as practicable, the Acquisition and the other transactions contemplated hereby and
(iii) each of the FCC Assignment Applications is approved by the FCC by Final Order.

         (b) Without limiting the generality of the foregoing, the parties hereto shall furnish to each other such necessary information and reasonable assistance, as each may reasonably request in connection with the preparation, filing and prosecution of applications and motion papers, including the Sale Motion and FCC Assignment Applications, needed to obtain by Final Order, Bankruptcy Court approval of the Approval Order and FCC approval of the FCC Assignment Applications, and shall execute any additional documents and instruments reasonably requested by the other parties that are necessary to consummate the transactions contemplated hereby, whether before or after the Closing.

         7.07 Notification of Certain Matters. Sellers shall give prompt notice to Purchaser, and Purchaser shall give prompt notice to Sellers, of (i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the Acquisition or the transactions contemplated hereby, (ii) any written objection, litigation or administrative proceeding that challenges the Acquisition or the transactions contemplated hereby or the entry of the Approval Order and (iii) any fact, circumstance, occurrence, condition, act, event or omission with respect to the assets that as of the Closing would be Acquired Assets that has had or, would, in the aggregate, be reasonably likely to result in a Sellers Material Adverse Effect, except that Sellers shall not be required to provide the terms and conditions of, or copies of, competing bids, letters of intent, expressions of interest or other proposals to purchase all or any portion of the Acquired Assets or any other assets of Sellers that are received by Sellers prior to the Bid Deadline, all of which shall be delivered to Purchaser as contemplated by the Bidding Procedures Order.

         7.08 Maintenance of FCC Licenses.

         (a) Except with respect to the FCC Licenses set forth on Schedule 5.30 (other than the WorldCom BTAs), Sellers will, and will cause their Subsidiaries to:

                  (i) maintain in full force and effect all Company FCC Licenses, and timely comply with FCC Rules, including (x) the filing of Annual FCC Reports and (y) making all installment payments in respect of FCC Licenses within two calendar quarters of the due dates for such installment payments;

                  (ii) except for those Company Pending Applications that request additional time to complete construction of facilities authorized under BTA authorizations, prosecute and defend diligently and in good faith each Company Pending Application;

                  (iii) (A) except with respect to Acquired Spectrum Leases that are removed from the Acquired Assets pursuant to Section 2.07 or that otherwise constitute Excluded Assets, enforce all of its rights under each Acquired Spectrum Lease on a timely basis; (B) not enter into any agreement on or with respect to spectrum capacity under any Company FCC License without the prior consultation with and the prior approval of Purchaser; and (C) not enter into any agreements to accept harmful interference as prescribed by the FCC Rules in connection with any Company FCC License without the prior consultation with and the prior approval of Purchaser;

                  (iv) for any Company FCC License that is subject to 47 C.F.R.
     Section 21.44(a)(3), not remove or alter of any facilities so as to render any station not operational for a period of 30 days or more, or not operational as of the Closing, and, for any Acquired Lease Spectrum that is subject to 47 C.F.R. Section 21.44(a)(3), not permit the removal or alteration of any facilities so as to render any station not operational for a period of 30 days or more, or not operational as of the Closing; and

                  (v) except as set forth in Section 7.04, not seek the modification of any Company FCC License, except for such modifications as are authorized by this Agreement, are required by FCC Rules or which become authorized pursuant to Company Pending Applications. In any such event, the Sellers will consult with Purchaser prior to seeking such modification.

         (b) Except with respect to Acquired Spectrum Leases that are removed from the Acquired Assets pursuant to Section 2.07 or that otherwise constitute Excluded Assets, Sellers and their Subsidiaries shall use reasonable efforts to ensure that third party lessors under Acquired Spectrum Leases:

                  (i) maintain in full force and effect all Acquired Spectrum Leases, and timely and materially comply with FCC Rules, including the filing of Annual FCC Reports;

                  (ii) prosecute and defend diligently and in good faith each Leased Pending Application;

                  (iii) (A) not enter into any agreement regarding or with respect to its proposed or authorized ITFS or MMDS spectrum capacity for the system to which the Acquired Spectrum Lease relates; (B) not enter into any agreement regarding or with respect to spectrum capacity under any Acquired Spectrum Lease without the prior approval of Sellers; and (C) not enter into any agreements to accept harmful interference as prescribed by the FCC Rules in connection with any Acquired Spectrum Lease without the prior consultation with and the prior approval of Purchaser; and

                  (iv) (A) not seek to modify any Acquired Spectrum Lease, except for such modifications as are authorized by this Agreement, are required by FCC Rules or which become authorized pursuant to Leased Pending Applications; and (B) prevent the new application, or amendment to any Leased Pending Application, except (x) as specifically required by the terms of the Acquired Spectrum Leases, (y) as required by the terms of an applicable Acquired Spectrum Lease or as requested by the FCC, or (z) as may be reasonably required to operate the facilities proposed in such Leased Pending Application.

         The Sellers will consult with Purchaser prior to taking any material action under this Section 7.08(b).

         (c) Sellers and their Subsidiaries will ensure and will use reasonable efforts to ensure that their counterparties, as the case may be, to the Third Party Licenses:

                  (i) maintain in full force and effect all Third Party Licenses, and timely and materially comply with FCC Rules, including the filing of Annual FCC Reports;

                  (ii) prosecute and defend diligently and in good faith each Third Party Pending Application;

                  (iii) (A) not enter into any agreement regarding or with respect to its proposed or authorized ITFS or MMDS spectrum capacity for the system to which the Third Party License relates; (B) not enter into any agreement regarding or with respect to spectrum capacity under any Third Party License without the prior approval of Purchaser; and (C) not enter into any agreements to accept harmful interference as prescribed by the FCC Rules in connection with any Third Party License without the prior consultation with and the prior approval of Purchaser; and

                  (iv) (A) not seek to modify any Third Party License, except for such modifications as are authorized by this Agreement, are required by FCC Rules or which become authorized pursuant to Third Party Pending Applications; and (B) prevent the new application, or amendment to any Third Party Pending Application, except (w) as specifically required by the terms of the agreement by which Sellers have agreed to acquire the Third Party Licenses, (x) as required by the terms of an applicable Third Party License, (y) as requested by the FCC, or (z) as may be reasonably required to operate the facilities proposed in such Third Party Pending Application.

         The Sellers will consult with Purchaser prior to taking any material action under this Section 7.08(c).

         7.09 Bankruptcy Covenants.

         (a) Within three Business Days following the commencement of the Bankruptcy Cases, Sellers will, and will cause their applicable Subsidiaries to, at their sole cost and expense, file a motion to obtain an order, pursuant to 11 U.S.C. Sections 105, 363, and 365, to approve the Acquisition, in form and substance reasonably acceptable to Purchaser and Nucentrix, but including the express terms of the Approval Order as defined and on the terms contained herein (the "Approval Motion"). Sellers will, and will cause their applicable Subsidiaries to, use their best efforts to obtain the Approval Order on or before November 17, 2003.

         (b) Immediately following the commencement of the Bankruptcy Cases, Sellers will, and will cause their applicable Subsidiaries to, at their sole cost and expense, file a motion, pursuant to 11 U.S.C. Sections 105, 363, and 365, substantially in the form attached hereto as Exhibit C, including all exhibits thereto, to approve the Bidding Procedures Order (the "Bid Procedures Motion"). Sellers will, and will cause their applicable Subsidiaries to, use their best efforts to obtain the approval of the Bidding Procedures Order on or before September 26, 2003.

         (c) Sellers will provide Purchaser and its Representatives the opportunity, and sufficient time, to review and comment on all documents, motions, orders, filings or pleadings that Sellers file with the Bankruptcy Court which relate to the consummation or approval of the Acquisition and this Agreement, the Approval Motion, the Bid Procedures Motion, related orders, or any provision herein or therein, and will incorporate all reasonable comments of Purchaser and its Representatives. Sellers will also promptly provide Purchaser with facsimile or electronic copies of all pleadings received by or served by or upon the Sellers in connection with its Bankruptcy Case, which, to the Knowledge of Sellers, have not otherwise been served on Purchaser.

         (d) From and after the commencement of the Bankruptcy Case, Sellers will, and will cause their applicable Subsidiaries to, continue to operate their business as a debtor in possession pursuant to Sections 1107 and 1108 of the Bankruptcy Code.

         (e) During the period from the date hereof until the Closing, Sellers shall not and shall not permit their Subsidiaries to take any actions outside the ordinary and usual course of business without the approval of the Bankruptcy Court after written notice to Purchaser.

         7.10 Alternative Transaction. Purchaser acknowledges and agrees that until the earlier of the entry by the Bankruptcy Court of the Approval Order or the termination of this Agreement in accordance with its terms, Sellers and their respective Affiliates and Representatives shall be permitted to take such actions as permitted under the Bidding Procedures Order with respect to an Alternative Transaction and may take any other affirmative action (including entering into any agreement or letter-of-intent with respect thereto) to cause, promote or assist the purchase of all or any portion of the Acquired Assets (or any other assets of any Seller) by a third party (an "Alternative Transaction") not otherwise prohibited hereby;

provided, however, that (i) Sellers and their respective Affiliates may only enter into, and seek Bankruptcy Court approval of, any definitive agreement with respect thereto if such Alternative Transaction is a Superior Transaction and
(ii) Sellers may only seek Bankruptcy Court approval of any such Alternative Transaction after the Bankruptcy Court rules on the Bidding Procedures Order. Without limiting the generality of the foregoing, Sellers and their respective Affiliates and Representatives shall be permitted to supply information relating to any Seller or the Acquired Assets (or any other assets of any Seller) to prospective purchasers in accordance with the Bidding Procedures Order (but subject to the condition that a confidentiality agreement as provided for in the Bidding Procedures Order shall be required prior to disclosing or providing any material, non-public information of any Seller).

         7.11 Employee Matters. Sellers acknowledge and agree that Purchaser will not be required to offer employment to or employ any present or former employee (including any employee on any type of leave of absence) of any Seller and that Purchaser has no liability or obligation relating to any such employees of Sellers or their Subsidiaries. Following the entry of the Approval Order, Purchaser may meet with and discuss with employees of the Sellers, potential employment with Purchaser and its Affiliates commencing on or after the Closing.

         7.12 Further Assurances.

         (a) From time to time, as and when requested by any party, each party will execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions, as such other party may reasonably deem necessary or desirable to consummate the Acquisition and the other transactions contemplated hereby, including, in the case of Sellers, providing the Books and Records and executing and delivering to Purchaser such assignments, deeds, bills of sale, consents and other instruments, in each case as Purchaser or its counsel may reasonably request as necessary or desirable for such purpose.

         (b) Sellers and Purchaser each further agree that, subject to the terms hereof, prior to the Closing they will use their commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under the Bankruptcy Code and other applicable Laws and Regulations to consummate and make effective the transactions contemplated by this Agreement, including, but not limited to, using their commercially reasonable efforts to obtain all necessary waivers, consents and approvals and to effect all necessary filings, including, but not limited to, obtaining the entry by the Bankruptcy Court of the Approval Order.

         7.13 Tax Matters.

         (a) Sellers shall furnish or cause to be furnished to the Purchaser, upon request, as promptly as practicable, such information and assistance relating to the Acquired Assets as is reasonably necessary for filing of all Tax returns, including any claim for exemption or exclusion from the application or imposition of any Taxes or making of any election related to Taxes, the payment of Taxes, the preparation for any audit by any Taxing Authority and the prosecution or defense of any Proceeding relating to any Tax return.

         (b) All Transfer Taxes arising out of the transfer of the Acquired Assets and any Transfer Taxes required to effect any recording or filing with respect thereto shall be borne by Sellers. The Transfer Taxes shall be calculated assuming that no exemption from Transfer Taxes is available, unless otherwise indicated in the Approval Order or, at Closing, Purchaser shall provide an appropriate resale exemption certificate or other evidence acceptable to Sellers of exemption from such Transfer Taxes. Sellers and Purchaser shall cooperate to timely determine the amount of any Transfer Taxes and timely prepare and file any returns or other filings relating to such Transfer Taxes, in form and substance satisfactory to each party, including any claim for exemption or exclusion from the application or imposition of any Transfer Taxes. Sellers shall pay such Transfer Taxes and shall file all necessary documentation and returns with respect to such Transfer Taxes when due, and shall promptly, following the filing thereof, furnish a copy of such return or other filing and a copy of a receipt showing payment of any such Transfer Tax to Purchaser.

         (c) Except as provided in Section 7.13(b), all real property Taxes, personal property Taxes and similar ad valorem obligations levied with respect to the Acquired Assets for a Tax period that includes (but does not end on) the Closing Date, whether imposed or assessed before or after the Closing Date, shall be apportioned between Sellers, on the one hand, and Purchaser, on the other, as of the Closing Date, based on the number of days in any such period falling prior to and including the Closing Date, on the one hand, and after the Closing Date, on the other hand. Sellers shall be responsible for the portion of such apportioned Taxes attributable to the period up to and including the Closing Date and Purchaser shall be responsible for the portion of such apportioned Taxes attributable to the period after the Closing Date. Accordingly, if any Taxes required to be apportioned hereunder are paid by Purchaser, on the one hand, or Sellers, on the other hand, then Sellers or Purchaser, as the case may be, shall promptly reimburse the paying party for the non-paying party's share of such apportioned Taxes. Similarly, if Purchaser, on the one hand, or Sellers, on the other hand, receive a refund of any Taxes that are required to be apportioned hereunder, then the recipient of such refund shall promptly pay to the other party such other party's share of such refund as determined in accordance with the foregoing apportionment provisions (assuming that Purchaser and Sellers contributed to the applicable Tax payment in accordance with the first two sentences of this Section 7.13(c)).

         7.14 Confidentiality. Sellers will and will cause their Subsidiaries to enforce all of their rights under each confidentiality agreement entered into with a potential bidder as contemplated by the Bidding Procedures Order.

         7.15 Press Releases. Except for filings with the Bankruptcy Court with respect to the Bankruptcy Cases, a press release, mutually agreed upon by Sellers and Purchaser, to be issued by Nucentrix immediately following the execution of this Agreement and an associated Current Report on Form 8-K (which Form 8-K and press release to be filed and issued, respectively, immediately following the execution of this Agreement shall report and announce the execution of this Agreement and the filing of the Bankruptcy Cases, with the Form 8-K including as an exhibit a copy of this Agreement), and as expressly provided in the DIP Loan Agreement, if any, no public filing, release or announcement concerning this Agreement or the transactions contemplated hereby shall be issued by any party or its Affiliates without the prior written consent of Purchaser, in the case of Sellers, or, Nucentrix, in the case of Purchaser

(which consent shall not be unreasonably withheld or delayed), unless such disclosure is required by an order of the Bankruptcy Court or any other Judgment, by Law or by obligations pursuant to an agreement with any national securities exchange; provided, however, that the party intending to make such release shall use commercially reasonable efforts consistent with such order, Judgment, Law or obligation to give the other parties prior notice and to consult with the other parties with respect to the text thereof. To the extent the provisions of this Section 7.15 and the provisions of the Non-Disclosure Agreement conflict, the terms of this Section 7.15 shall control.

         7.16 Expenses. Except as set forth in Sections 7.04 (FCC Filings), 7.05 (Third Party Consents), 7.13 (Tax Matters) and 9.03 (Expense Reimbursement; Break-up Fee), all costs and expenses (including all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party or its Affiliates) incurred by a party or on its behalf in connection with the preparation, negotiation, execution and delivery, and performance of this Agreement, and the transactions contemplated hereby and thereby (including costs incurred in connection with obtaining entry of the Approval Order and the Bidding Procedures Order) shall be paid by the party incurring such expense.

         7.17 Rejected Contracts. Sellers shall not reject or cause to be rejected any Contract in any bankruptcy proceeding following the date hereof unless such Contract is listed as an Excluded Asset on Schedule 7.17 or that, after the date hereof, has been removed from the Acquired Assets in accordance with Section 2.07.

         7.18 Renewal of Certain Short Term Leases. Sellers shall, and shall cause their Subsidiaries to, use their best efforts to obtain the renewal of each Contract which could form a part of the Acquired Assets and which may terminate pursuant to its terms prior to the Termination Date on terms reasonably acceptable to Purchaser, unless Purchaser shall request in writing that any such Contract should not be renewed.

         7.19 Apportionment of Prepaid Expenses and Accounts Payable.

         (a) Subject to Section 7.19(c), on the Closing Date, those items of expenses and accounts payable specifically referred to in Section 7.19(b) in relation to the Acquired Assets that are Assumed Liabilities and are paid or payable before and after the Closing Date on an annual, quarterly, monthly or other regular periodic basis ("Prorated Expense Items") shall be prorated as of the Closing Date and apportioned, such that (i) Purchaser will receive the economic benefit or burden, as applicable, of all such items after the Closing Date, and (ii) Sellers shall receive the economic benefit or burden, as applicable, of all such items for the period prior to, and including, the Closing Date. After the Closing Date, (x) if Purchaser should receive any bills or accounts or any reimbursement for prepaid expenses in relation to Prorated Expense Items that are attributable in whole to the period prior to, and including, the Closing Date, then Purchaser shall promptly forward the same to Sellers (for payment, in the case of any such bills or accounts), (y) if Sellers should receive any bills or accounts or any reimbursement for prepaid expenses in relation to the Prorated Expense Items that are attributable in whole to the period after the Closing Date, then Sellers shall promptly forward the same to Purchaser (for payment, in the case of any such bills or accounts) and (z) if Purchaser or Sellers should receive any bills or accounts or any reimbursements for prepaid expenses in relation to the Prorated

Expense Items that are attributable in part to the period prior to, and including, the Closing Date, and in part to the period after the Closing Date, the amount thereof shall be apportioned between Sellers, on the one hand, and Purchaser, on the other hand, as of the Closing Date, based on the number of days in such period falling prior to and including the Closing Date, on the one hand, and after the Closing Date, on the other hand. In the case of bills or accounts referred to in clause (z), the party receiving the same shall be required to pay only such portion of such bill or account for which it is responsible in accordance with this Section 7.19(a). All rent receivable under the Tower Subleases shall be apportioned such that Sellers shall receive the rent attributable to the period prior to, and including, the Closing Date and Purchaser shall receive the rent attributable to the period commencing after the Closing Date.

         (b) The following expense items shall be prorated in the manner contemplated by Section 7.19(a): (i) regular periodic rent or lease payments (including prepaid rent and rent payable in arrears) payable under the Acquired Spectrum Leases and Tower Leases, (ii) annual FCC regulatory fees in relation to the Company FCC Licenses, (iii) Taxes as provided in Section 7.13(c), and (iv) utilities expenses pertaining to the Tower Leases.

         (c) Not less than ten (10) Business Days prior to the Closing Date, the parties will jointly prepare a preliminary closing statement containing their good faith calculation of the prorations provided for in Section 7.19(a). If final bills or accounts in relation to any Prorated Expense Items or rent receivable referred to in Section 7.19(a) are not available or have not been issued prior to that date for any Prorated Expense Item, or rent receivable that is required to be prorated as contemplated in Section 7.19(a), then Nucentrix and Purchaser shall estimate the amount of each such item in good faith, and such estimate shall be reflected in the preliminary closing statement. If the parties are unable to agree upon the amounts for the preliminary closing statement, Purchaser shall provide its good faith estimate which shall be binding upon the parties for purposes of the amounts to be paid at Closing. The amount payable by Purchaser at the Closing will be increased or decreased to reflect the net amount owing between the parties as shown on such preliminary closing statement, using such estimates where necessary. Final adjustment between the parties as to any estimated item used in the preparation of the preliminary closing statement shall be made as soon as reasonably practicable after the Closing after such item becomes final. Payments in connection with such final adjustment or otherwise necessary to reconcile amounts between the parties in accordance with Section 7.19(a) will be due within thirty (30) days of written notice from the party entitled to payment.

         7.20 Third Party Licenses.

         (a) If any of the Third Party Licenses set forth on Schedule 5.12(a) are acquired by any Seller or any of its Affiliates after the Closing Date, then
(i) such Seller and Purchaser shall (or Sellers shall cause such Affiliate to) as soon as practicable file an application for assignment of such Third Party License to Purchaser and (ii) subject to the receipt of any necessary Consent of any Governmental Authority required to be obtained by Sellers and/or Purchaser in connection therewith, including the approval of the FCC by Final Order, (x) Sellers shall (or shall cause their Affiliates to) sell, assign, transfer, convey and deliver to Purchaser such Third Party Licenses and (y) in consideration therefor, Purchaser shall pay to Sellers the applicable amounts for such Third Party Licenses set forth on Schedule 5.12(a).

         (b) Except with respect to Third Party Licenses set forth on Schedule 5.12(a), prior to the Closing, Sellers will not enter into any Contract to acquire any Third Party License that is the subject of an Acquired Spectrum Lease without the written consent of Purchaser if such acquisition may be consummated after the Closing Date.

         7.21 Third Party Dedicated Equipment. Solely with respect to those items of Third Party Dedicated Equipment which are not set forth on Schedule 5.18, Sellers hereby undertake and agree as follows:

         Sellers will not, and will cause their Subsidiaries not to, sell, transfer or otherwise dispose of such equipment to any third party without obtaining a prior written agreement and acknowledgment from such third party addressed to Nucentrix and Purchaser to the effect that: (a) all rights, titles and interests of such third party are subject and subordinate to the rights of Purchaser, and any landlord, lessor or other Person owning or in possession of a site on which such equipment is located (a "Site Holder"), not to be disturbed in the use or possession of such site and any real or personal property thereon (including in the case of Purchaser, any Acquired Assets located thereon), (b) any disconnection or removal of such equipment by such third party will only be effected in a manner that does not damage or adversely affect the operation or functionality of such Acquired Assets or the real or personal property located on such site, (c) such third party will obtain the prior consent of Purchaser (not to be unreasonably withheld or delayed) and any other applicable Site Holder prior to accessing such site in connection with any disconnection or removal of equipment activities, (d) prior to the Closing, such third party may only disconnect or remove such equipment under the supervision of Sellers' designated technical specialists, (e) after the Closing, such third party may only disconnect or remove such equipment under the supervision of Purchaser's designated technical specialists, (f) such third party shall be solely responsible for any damages or out-of-pocket costs incurred by Sellers, Purchaser or any other Site Holder resulting from any such disconnection or removal, and (g) Purchaser has not assumed any obligations or liabilities to such third party including any obligation to maintain, repair, insure, or operate any such equipment.

         7.22 FCC Waivers; Notice; Cure Amounts.

         (a) If Purchaser is requested in writing by Nucentrix on the one hand, or Sellers are requested in writing by Purchaser on the other hand, the requested party shall use its or their commercially reasonable efforts, as applicable, to assist in preparing and filing with the FCC a request for a waiver for the Company FCC Licenses included in the Acquired Assets or for any FCC License associated with an Acquired Spectrum Lease of any FCC Rules that might result in a revocation or forfeiture for failure to provide service, including but not limited to, 47 C.F.R. Sections 21.43(b), 21.44(a)(3), 21.303(c) and 21.303(d); provided that the foregoing shall not affect the obligations of Sellers pursuant to Section 7.01.

         (b) If, at any time after the date the Approval Order is granted, an event outside of the control of Sellers occurs (relating solely to action or inaction after the date the Approval Order is granted) which, if left uncured, would result in a breach of Sections 5.10(i)(iv) or (v), Sellers shall provide Purchaser with prompt written notice of such occurrence, which notice shall set forth in reasonable detail: (i) an explanation of the event and the impact such event has had upon the assets and property of Sellers and their Subsidiaries (including a list of all

FCC Licenses and/or Acquired Spectrum Leases which could reasonably be expected to be at risk for forfeiture, cancellation or revocation in the absence of affirmative remedial efforts); (ii) a description of the actions Sellers would propose to take in order to remedy the effects of the event upon the assets and property of Sellers and their Subsidiaries and cure any breaches or pending breaches of Section 5.10(i)(iv) or (v), including a detailed good faith estimate of costs associated with each such action; and (iii) a description of the insurance proceeds or other sources of funding available to Sellers to cover the identified costs, including without limitation, any amounts available under the DIP Loan Agreement, if any. In the event that Sellers can establish to Purchaser's reasonable satisfaction that: (i) the course of action proposed in the aforementioned notice is a reasonable and necessary response to the damage caused to the Acquired Assets and (ii) that Sellers do not have access to sufficient funds, including pursuant to the DIP Loan Agreement, if any, for such purposes, in order to complete that portion of the proposed course of action which falls outside of Sellers' ordinary course of business, Sellers may thereafter, if the DIP Loan Agreement is in effect, request that the budget and/or the funding commitment established pursuant to such DIP Loan Agreement be increased to include the identified funding shortfall; provided, however, that any such request will not create any obligation of Purchaser hereunder and any changes to such DIP Loan Agreement, if any, shall be at Purchaser's sole discretion.

         7.23 Mutual Releases.

         (a) Sellers agree to release Purchaser, subject to payment by Purchaser of all outstanding amounts owing in connection with the transactions contemplated by this Agreement and the DIP Loan Agreement, if any, from all rights, claims, demands and causes of action of Sellers, however arising, under and in connection with the DIP Loan Agreement, if any, and shall deliver an instrument to that effect, in a form satisfactory to Purchaser, to Purchaser at the Closing (the "Purchaser Release").

         (b) Purchaser agrees to release Sellers, subject to payment by Sellers of all outstanding amounts owing in connection with the transactions contemplated by this Agreement and the DIP Loan Agreement, if any, from all rights, claims, demands and causes of action of Purchaser, however arising, under and in connection with the DIP Loan Agreement, if any, and shall deliver an instrument to that effect, in a form satisfactory to Nucentrix, to Sellers at the Closing (the "Sellers Release").

         7.24 Common Equipment. Purchaser will provide all applicable Affected Lessors with continued access to the Common Equipment to which they have rights; provided, however, that (A) Purchaser is in no way assuming any of the obligations under the Contracts related to such Common Equipment (or under any other Contract which is not included in the Acquired Assets), (B) although Purchaser will grant such access, Purchaser will not have any obligation to maintain such Common Equipment or any responsibility for the functionality of that Common Equipment, (C) the duration of such access shall be limited to the term of the Contracts related to such Common Equipment (without renewal) and (D) the terms of such access shall be determined by Purchaser in its sole discretion.

         7.25 FCC Amount. Two (2) Business Days prior to the Closing, Nucentrix will deliver a certificate of an executive officer of Nucentrix to Purchaser specifying all amounts to be owed to the FCC by Sellers and their Subsidiaries immediately prior to the Closing (the "FCC Amount"). Concurrently with or immediately following the Closing, Sellers shall pay the FCC Amount to the FCC.

         7.26 WorldCom BTAs. If the WorldCom BTA Application has been filed with the FCC either as a new application or as a result of bifurcating the FCC Assignment Application, and all of the conditions to Closing have been satisfied or waived (or would, if the Closing were as of the date of measurement, be satisfied or waived) except for the conditions set forth in Sections 8.02(i) and 8.03(e) hereof, then, upon the giving of written notice by Purchaser to Nucentrix, the Partitioned BTAs will be deemed Excluded Assets, the Purchase Price will be reduced by $1,300,000.00, the conditions set forth in Sections 8.02(i) and 8.03(e) hereof will be deemed satisfied and Sellers and Purchaser will cooperate to, and Sellers will, either (A) remove Purchaser as an applicant or party to the WorldCom BTA Application, including removing Purchaser's name from such application, or (B) withdraw the WorldCom BTA Application in its entirety.

         7.27 Transition Servicing. If any software included in the Excluded Assets is necessary or useful in the operation of the Acquired Assets, Nucentrix and Purchaser will cooperate and use their commercially reasonable efforts to have in effect arrangements that provide Purchaser with the use and access to such software at no cost to Purchaser for a reasonable period following the Closing.

                                 ARTICLE VIII.
                               CLOSING CONDITIONS

         8.01 Conditions to Obligations of Purchaser and Sellers. The respective obligations of Purchaser, on the one hand, and Sellers, on the other hand, to effect the Closing shall be subject to the satisfaction (or written waiver by Purchaser or Sellers, as applicable) at or prior to the Closing of each of the following conditions:

         (a) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition (collectively, "Legal Restraints"), shall be in effect or pending which delays, restrains, enjoins or otherwise prohibits or seeks to restrain, enjoin or otherwise prohibit the consummation of the Acquisition and the transactions contemplated hereby and no such order or injunction shall be threatened.

         (b) The Approval Order. The Bankruptcy Court shall have entered the Approval Order.

         (c) Consents and Approvals. The waiting period under the HSR Act shall have lapsed or been earlier terminated. Any consents, waivers, authorizations and approvals of third parties (including any Governmental Authority other than approval by the FCC of the FCC Assignment Application) necessary in connection with the Acquisition and the other transactions contemplated by this Agreement, unless, with respect to third parties which are not Governmental Authorities, waived in writing by Purchaser, shall have been obtained by Sellers and delivered to Purchaser, except such terminations, consents, waivers, authorizations and approvals the failure of which to obtain could not, in the aggregate, have a Sellers Material Adverse Effect and except for such consents and approvals which are not required due to the entry by the Bankruptcy Court of the Approval Order.

         8.02 Additional Conditions to Obligations of Purchaser. The obligation of Purchaser to effect the Closing shall also be subject to the satisfaction (or written waiver by Purchaser) at or prior to the Closing of each of the following conditions:

         (a) Accuracy of Representations and Warranties. The representations and warranties of Sellers set forth in this Agreement shall be true and correct (except that for purposes of determining whether such representations are true and correct all qualifications as to materiality contained in the representations and warranties shall be disregarded), except for those failures to be true and correct that, in the aggregate, have not had and would not be reasonably likely to have a Sellers Material Adverse Effect, in each case (A) as of the date hereof and (B) on and as of the Closing, in the latter case with the same force and effect as though such representations and warranties had been made on and as of the Closing, except that representations and warranties that are made as of a specific date need be true and correct only as of such date.

         (b) Section 5.10(i). The representations and warranties contained in
Section 5.10(i) shall be true and correct on and as of the Closing with the same force and effect as though such representations and warranties had been made on and as of the Closing, except that:

                  (i) for the purposes of Section 5.10(i), actions taken by Persons other than Sellers, their agents or employees shall not be considered "voluntary" or to have been taken "voluntarily," and Sellers shall not be held responsible for actions taken by Persons other than Sellers, their agents and employees, provided Sellers have used their respective best efforts to prevent any such action by persons or parties other than Sellers, their agents or employees;

                  (ii) for purposes of this Section 8.02(b), the representations and warranties contained in Section 5.10(i) shall not apply to any FCC License for which Seller holds the surrounding BTA authorization, and for which, after Closing, Purchaser would be legally entitled to receive a license from the FCC based upon ownership of such BTA authorization;

                  (iii) for any condition which would otherwise constitute a breach of any representation or warranty contained in Section 5.10(i), such condition shall not constitute a breach of such representation or warranty for purposes of this Section 8.02(b) if the FCC has granted a waiver to Sellers of the relevant FCC Rules covering such condition and Sellers have provided Purchaser a copy of such waiver promptly following the grant thereof, or if Nucentrix has, with written notice to Purchaser, timely filed a waiver request with the FCC that complies with the FCC's requirements for such a waiver in all material respects, and such waiver request remains pending on and as of the Closing; provided that in all such applicable circumstances such waiver or pending waiver shall provide Purchaser with at least 180 days cure period following the Closing and is not subject to any conditions which Purchaser finds, in its sole discretion, to be unreasonable; and

                  (iv) from and after a DIP Loan Agreement is in effect, Sellers shall not be deemed to be in breach of this Section 8.02(b) as a result of any event described in Section 7.22(b) hereof, but only to the extent: (A) that Sellers have complied with the provisions of Section 7.22(b) with respect to such event; and (B) Purchaser shall have opted not to provide funds for the funding shortfall identified in the notice provided for thereunder in accordance with Section 7.22(b); provided, further, however, that this exception shall only apply (i) to the extent the breaches or pending breaches are identified in such notice and shall not apply with respect to any breaches of which Sellers first provide notice under Section 7.22(b) after the latest breach in respect of which the amounts available under the DIP Loan Agreement, if any, have been increased pursuant to
     Section 7.22(b) by an amount, in the aggregate, equal to at least $250,000.00, and (ii) during any period during which there shall be in effect a Sellers Material Adverse Effect.

         (c) Performance of Obligations. Sellers shall have performed and complied in all material respects with all agreements, covenants and obligations required by this Agreement to be performed or complied with by Sellers at or prior to the Closing.

         (d) No Sellers Material Adverse Effect. From the date hereof until the Closing, there shall not have occurred a Sellers Material Adverse Effect that is continuing.

         (e) Officer's Certificate. Purchaser shall have received a certificate, dated the Closing Date, signed by an appropriate senior officer of Nucentrix to the effect that the conditions specified in Sections 8.02(a), 8.02(b), 8.02(c) and 8.02(d) have been satisfied, and that Sellers have performed and complied with their obligations in Section 2.06.

         (f) Approval Order. The Approval Order shall have become a Final Order.

         (g) FCC Approvals. The approval by the FCC of the FCC Assignment Applications shall each have been obtained by a Final Order; provided that this condition will not be deemed to be satisfied if any such approval by the FCC contains any conditions or limitations (i) with respect to any business or property of Purchaser or its Affiliates (excluding the Acquired Assets) on terms not acceptable to Purchaser in its sole and absolute discretion or (ii) on the Acquired Assets on terms not reasonably acceptable to Purchaser or that would have, in the aggregate, a material impact on the benefits expected to be obtained from the Acquisition.

         (h) Compliance with Acquired Spectrum Leases. Sellers are in compliance in all material respects with all of the terms of the Acquired Spectrum Leases that would constitute a part of the Acquired Assets on such date if such date were the Closing Date.

         (i) WorldCom BTA Application. If the WorldCom BTA Application has been filed with the FCC either as a new application or as a result of bifurcating the FCC Assignment Application, the approval by the FCC of the WorldCom BTA Application shall have been obtained by a Final Order; provided that this condition will not be deemed to be satisfied if any such approval by the FCC contains any conditions or limitations (i) with respect to any business or property of Purchaser or its Affiliates (excluding the Acquired Assets) on terms not acceptable to Purchaser in its sole and absolute discretion or (ii) on the Partitioned BTAs on terms not reasonably acceptable to Purchaser or that would have, in the aggregate, a material impact on the benefits expected to be obtained from the Partitioned BTAs.

         8.03 Additional Conditions to Obligations of Sellers. The obligation of Sellers to sell, assign, convey and deliver the Acquired Assets and to enter into the other transactions contemplated hereby shall be subject to the satisfaction (or waiver by Sellers) at or prior to the Closing of each of the following conditions:

         (a) Accuracy of Representations and Warranties. The representations and warranties of Purchaser set forth in this Agreement shall, in the aggregate, be true and correct in all material respects (except that for purposes of determining whether such representations are true and correct all material qualifications contained in the representations and warranties shall be disregarded), in each case (i) as of the date hereof and (ii) on and as of the Closing Date, in the latter case with the same force and effect as though such representations and warranties had been made on and as of the Closing, except that representations and warranties that are made as of a specific date need be true and correct only as of such date.

         (b) Performance of Obligations. Purchaser shall have performed and complied in all material respects with all agreements, covenants and obligations required by this Agreement to be performed or complied with by Purchaser at or prior to the Closing.

         (c) Officer's Certificate. Sellers shall have received a certificate, dated the Closing Date, signed by an appropriate senior officer of Purchaser to the effect that the conditions specified in Sections 8.03(a) and 8.03(b) have been satisfied.

         (d) FCC Approval. The approval by the FCC of the FCC Assignment Applications shall have been obtained.

         (e) WorldCom BTA Application. If the WorldCom BTA Application has been filed with the FCC either as a new application or as a result of bifurcating the FCC Assignment Application, the approval by the FCC of the WorldCom BTA Application shall have been obtained by a Final Order.

                                   ARTICLE IX.
                                   TERMINATION

         9.01 Termination. This Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing:

         (a) by mutual written consent of Purchaser and Nucentrix;

         (b) by Purchaser, if the Approval Order shall not have been entered and become a Final Order on or before November 26, 2003;

         (c) by Purchaser or Sellers, if any Legal Restraint permanently restraining, enjoining or otherwise prohibiting the consummation of the Acquisition shall have become a

Final Order; provided, however, that the party seeking to terminate this Agreement pursuant to this Section 9.01(c), shall have used commercially reasonable efforts to prevent the entry of and to remove such order;

         (d) by Purchaser, if there shall be a breach by Sellers of any representation, warranty, covenant or agreement contained in this Agreement which would result in a failure of a condition set forth in Section 8.02 and which breach cannot be cured or has not been cured by the earlier of (i) twenty
(20) Business Days after the giving of written notice by Purchaser to Sellers of such breach and (ii) the Termination Date as then in effect; provided, however, that the twenty (20) Business Days limitation contained in clause (i) of this
Section 9.01(d) shall be extended with respect to a breach resulting in a failure of a closing condition set forth in Section 8.02(b) for an additional twenty (20) Business Days to the extent that Sellers (i) have commenced work to cure the breach during the initial 20 Business Day period and (ii) diligently pursue completion of the cure during the second 20 Business Day period;

         (e) by Sellers, if there shall be a breach by Purchaser of any representation, warranty, covenant or agreement contained in this Agreement which would result in a failure of a condition set forth in Section 8.03 and which breach cannot be cured or has not been cured by the earlier of (i) twenty
(20) Business Days after the giving of written notice by Sellers to Purchaser of such breach and (ii) the Termination Date as then in effect;

         (f) by Purchaser or Sellers, if the Closing shall not have occurred by August 31, 2004, such date being referred to hereinafter as the "Termination Date"; provided, however, that if the Closing shall not have occurred by August 30, 2004 solely due to the failure of the condition set forth in Section 8.02(g), then either Purchaser or Sellers may extend the Termination Date until October 29, 2004 provided further, however, that if Purchaser extends the Termination Date, then Purchaser shall be obligated to provide additional financing to Sellers under the terms of the DIP Loan Agreement, if any, for Seller's reasonable operating needs consistent with the operating budget of Sellers through August 31, 2004 attached hereto as Exhibit B (the "Sellers' Budget") for the period from the date of such extension through the earlier of
(A) the Closing Date and (B) October 29, 2004, in an amount not to exceed an aggregate of $1.40 million;

         (g) by Purchaser or Sellers, if, at any time prior to the entry of the Approval Order, (i) the Bankruptcy Court or another court of competent jurisdiction shall enter an order approving or authorizing an Alternative Transaction or (ii) any Seller shall have entered into a Contract contemplating an Alternative Transaction and such Contract shall have been approved by an order of the Bankruptcy Court; provided, however, that in the case of a termination by Sellers, the terms set forth in Section 9.03 shall be complied with in accordance with the terms thereof and the Bidding Procedures Order;

         (h) by Purchaser, if Sellers shall not have filed a case under Chapter 11 of the Bankruptcy Code by September 5, 2003;

         (i) by Purchaser, if (A) the FCC shall have denied any FCC Assignment Application or (B) the FCC shall have designated any FCC Assignment Application for hearing;

         (j) by Purchaser, if entry of the Bidding Procedures Order has not occurred by October 3, 2003;

         (k) by Purchaser, if a Sellers Material Adverse Effect shall have occurred and is continuing at the time of termination; provided, however, that, in the event any change, circumstance or event with respect to the Acquired Assets that shall constitute a Sellers Material Adverse Effect can be cured, prior to exercising its rights under this Section 9.01(k) Purchaser shall have provided written notice to Sellers of such change, circumstance or event giving rise to such Sellers Material Adverse Effect and such Sellers Material Adverse Effect shall not have been cured within 20 Business Days after the date such written notice is given pursuant to Section 11.04;

         (l) by Purchaser, if, prior to the Final Suspension Date, the Sellers fail to comply in full with the provisions of any order of the Bankruptcy Court (including a Payment Order and/or a Termination Ruling), or the Sellers fail to comply with any material provision of the Bankruptcy Code, including, notwithstanding the terms of Section 11.15 hereof, suspension or delay of payments, and any such failure results in the loss or termination of any Tower Lease, Acquired Spectrum Lease or any other Acquired Asset; or

         (m) by Sellers, if Purchaser does not give to Sellers on or prior to the Bid Deadline, a Contract on reasonable terms and conditions providing for debtor-in-possession financing in an amount at least equal to Seven Million Two Hundred Fifty Thousand Dollars ($7,250,000) (which amount includes a 10% upward variance from Sellers' Budget and is subject to decrease as specified in Section 11.15(b) hereof) and in accordance with the allocation set forth on Sellers' Budget, for the period from the entry of the Approval Order through August 31, 2004.

         9.02 Effect of Termination. A party desiring to terminate this Agreement pursuant to Section 9.01 shall give written notice thereof to each other party (except that with respect to the Sellers, notice is only required to be given to Nucentrix) specifying the provision hereof pursuant to which the Agreement is terminated and this Agreement shall be terminated at the time such notice is given. Upon termination, this Agreement shall forthwith become null and void and of no further force and effect, without liability on the part of Purchaser or Sellers or any of their respective Affiliates or Representatives under this Agreement, except for the provisions of Sections 5.20 (Brokers or Finders), 6.07, (Brokers or Finders), 7.15 (Press Releases), 7.16 (Expenses),
9.03 (Expense Reimbursement; Break-up Fee), Article XI and this Section 9.02 (which shall remain in full force and effect) and except for liability for any prior breach of this Agreement. If this Agreement is terminated prior to Closing, Purchaser shall have the right but not the obligation to participate without prejudice in any process relating to any subsequent sale or disposition of the Acquired Assets or any portion thereof, including but not limited to, the right to submit an offer to acquire all or any portion of the Acquired Assets.

         9.03 Expense Reimbursement; Break-up Fee.

         (a) If this Agreement is terminated by Purchaser or Sellers pursuant to
Section 9.01(g), then Sellers shall pay to Purchaser an amount, not to exceed $450,000.00, subject to increase pursuant to Section 11.15 (the "Expense Reimbursement"), to reimburse

Purchaser's out-of-pocket costs and expenses incurred in connection with Purchaser's consideration of a transaction involving one or more Sellers, including the transactions contemplated by this Agreement, through the period up to and including the date upon which this Agreement is terminated, as provided in and subject to the conditions of the Bidding Procedures Order. The Expense Reimbursement shall be payable to Purchaser in cash, by wire transfer of immediately available funds to an account designated in writing by Purchaser, and shall be paid as provided in and subject to the conditions set forth in the Bidding Procedures Order.

         (b) If this Agreement is terminated by Purchaser or Sellers pursuant to
Section 9.01(g) and Sellers consummate (A) an Alternative Transaction entered into or consummated in connection with the terms of the Bidding Procedures Order at any time or (B) a merger, reorganization, share exchange, consolidation or similar transaction involving, or any purchase of all or substantially all of the assets or any equity securities of, Nucentrix or any of its Subsidiaries with a third party (other than Purchaser or an affiliate or assignee of Purchaser) or a sale of all or substantially all of the Acquired Assets to a third party (other than Purchaser or an affiliate or assignee of Purchaser), in any case, other than pursuant to the Bidding Procedures Order within one year after termination of this Agreement, Sellers shall pay to Purchaser an amount equal to the lesser of (i) $450,000.00 and (ii) an amount equal to $600,000.00, subject to increase pursuant to Section 11.15, minus the Expense Reimbursement previously paid, in accordance with and subject to the terms of the Bidding Procedures Order (the "Break-up Fee"). The Break-up Fee shall be payable to Purchaser in cash, by wire transfer of immediately available funds to an account designated in writing by Purchaser, and shall be paid on the Business Day immediately following consummation of the transaction or transactions giving rise to the payment of the Break-up Fee.

                                   ARTICLE X.
                                 INDEMNIFICATION

         10.01 Indemnification by Sellers.

         (a) From and after the Closing, Sellers, jointly and severally, shall indemnify Purchaser and its Affiliates and each of their respective Representatives (a "Purchaser Indemnified Party"), against, and hold them harmless from, any Losses suffered or incurred (payable promptly upon written request), to the extent arising from or in connection with or otherwise with respect to (i) any breach of any representation or warranty of any Seller contained in this Agreement, (ii) any breach of any covenant or agreement of any Seller contained in this Agreement, and (iii) any Excluded Liabilities (or any third party claim for payment or satisfaction of any Excluded Liabilities).

         (b) Except as otherwise specifically provided in Section 7.19 of this Agreement, Purchaser acknowledges that its sole and exclusive remedy for monetary damages after the Closing with respect to any and all breaches of this Agreement shall be pursuant to the indemnification provisions set forth in this
Article X.

         (c) For purposes of Section 10.01(a)(i), (i) a breach of a representation or warranty shall be deemed to exist either if such representation or warranty is actually inaccurate or breached or would have been inaccurate or breached if such representation or warranty had not contained any limitation or qualification as to materiality, Sellers Material Adverse Effect, Knowledge or similar language, and (ii) the amount of Losses in respect of any breach of a representation or warranty (including any deemed breach resulting from the application of clause (i)) shall be determined without regard to any limitation or qualification as to materiality, Sellers Material Adverse Effect, Knowledge or similar language set forth in such representation or warranty.

         10.02 Indemnification by Purchaser.

         (a) From and after the Closing, Purchaser shall indemnify Sellers, their respective Affiliates and each of their respective Representatives (a "Seller Indemnified Party"), against, and hold them harmless from, any Losses suffered or incurred (payable promptly upon written request), to the extent arising from or in connection with or otherwise with respect to any Assumed Liabilities (or any third party claim for payment or satisfaction of any Assumed Liabilities).

         (b) Except as otherwise specifically provided in this Agreement, Sellers acknowledge that their sole and exclusive remedy for monetary damages after the Closing with respect to any and all breaches of this Agreement shall be pursuant to the indemnification provisions set forth in this Article X.

         10.03 Calculation of Losses; Limitation of Liability.

         (a) The amount of any Loss for which indemnification is provided under this Article X shall be (i) net of any amounts actually recovered by the indemnified party under such party's insurance policies with respect to such Loss, (ii) net of any amounts actually recovered from any third person (by contribution, indemnification or otherwise) with respect to such Loss, and (iii) adjusted to take account of any net Tax effect realized by the indemnified party arising from the payment of the amount of the Loss. Any indemnification payment made pursuant to this Article X shall be treated as an adjustment to the Purchase Price for U.S. Federal income tax purposes.

         (b) (i) The aggregate indemnification obligations of the Sellers pursuant to Section 10.01(a)(i) shall not exceed the Purchase Price and (ii) Sellers shall not be liable to any Purchaser Indemnified Party for any breach of any representation or warranty of any Seller contained in this Agreement pursuant to Section 10.01(a)(i) unless and only to the extent that the aggregate Losses suffered by the Purchaser Indemnified Parties from all breaches, collectively, exceed seventy-five thousand dollars ($75,000); provided, however, that any Loss suffered by the Purchaser Indemnified Parties for any individual breach of any representation or warranty pursuant to 10.01(a)(i) for an amount less than $5,000 or for any series of related breaches for an amount less than $12,500 shall not be deemed to be Losses for purposes of Section 10.01(a)(i) and this Section 10.03. The indemnification obligations of Sellers pursuant to 10.01(a)(i) shall not include any special, consequential or punitive damages.

         10.04 Termination of Indemnification. The obligations to indemnify and hold harmless any person pursuant to Section 10.01(a)(i), shall terminate when the applicable representation or warranty terminates pursuant to Section 11.02; provided, however, that such obligations to indemnify and hold harmless shall not terminate with respect to any item as to which the person to be indemnified shall have, before the expiration of the applicable period, previously made a bona fide claim by delivering notice of such claim (stating in reasonable detail the basis of such claim) pursuant to Section 10.05 to the party that is required to provide the indemnification.

         10.05 Procedures.

         (a) Third Party Claims. Each Person (an "Indemnified Party") making a claim arising from or involving a claim made by any third person against the Indemnified Party for which indemnification may be available to such Indemnified Party hereunder (a "Third Party Claim"), must notify the indemnifying party in writing (and in reasonable detail) of the Third Party Claim within ten (10) Business Days after receipt by such Indemnified Party of notice of the Third Party Claim. Thereafter, the Indemnified Party shall deliver to the indemnifying party, within five (5) Business Days after the Indemnified Party's receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Party relating to the Third Party Claim. No delay on the part of the Indemnified Party in notifying the indemnifying party shall relieve the indemnifying party from any liability or obligation under this Agreement unless (and solely to the extent) the indemnifying party is materially prejudiced thereby.

         (b) Assumption. If a Third Party Claim is made against a Seller Indemnified Party, the Purchaser shall be entitled to participate in the defense thereof and, if it so chooses, to assume the defense thereof with counsel selected by the Purchaser; provided, however, that such counsel is not reasonably objected to by the Seller Indemnified Party. Should the Purchaser so elect to assume the defense of a Third Party Claim, the Purchaser shall not be liable to the Seller Indemnified Party for any legal expenses subsequently incurred by the Seller Indemnified Party in connection with the defense thereof. If the Purchaser assumes such defense, the Seller Indemnified Party shall have the right to participate in the defense thereof and to employ counsel (not reasonably objected to by the Purchaser), at its own expense, separate from the counsel employed by the Purchaser, it being understood that the Purchaser shall control such defense. The Purchaser shall be liable for the reasonable fees and expenses of counsel employed by the Purchaser for any period during which the Purchaser has not assumed the defense thereof (other than during any period in which the applicable Seller Indemnified Party shall have failed to give notice of the Third Party Claim as provided above). If the Purchaser chooses to defend or prosecute a Third Party Claim, all the applicable Seller Indemnified Parties shall cooperate in the defense or prosecution thereof. Such cooperation shall include the retention and (upon the indemnifying party's request) the provision to the Purchaser of records and information that are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Whether or not the Purchaser assumes the defense of a Third Party Claim, the Seller Indemnified Party shall not admit any liability with respect to, or settle, compromise or discharge, or offer to settle, compromise or discharge, such Third Party Claim without the Purchaser's prior written consent (which may be withheld). If the Purchaser assumes the defense of a Third Party Claim, the Seller Indemnified Party shall agree to any settlement, compromise or discharge of a Third Party Claim that the Purchaser may recommend and that by its terms (i) obligates the Purchaser to pay the full amount of the liability in connection with such Third Party Claim, (ii) releases the Seller Indemnified Party completely in connection with such Third

Party Claim, and (iii) would not otherwise adversely affect the Seller Indemnified Party in any material respect. In the event a Third Party Claim is asserted against a Purchaser Indemnified Party other than in the Bankruptcy Court, Sellers shall be entitled to file a motion to transfer such Third Party Claim to the Bankruptcy Court.

                                   ARTICLE XI.
                               GENERAL PROVISIONS

         11.01 Amendment and Waiver. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. By an instrument in writing Purchaser, on the one hand, or Nucentrix on behalf of the Sellers, on the other hand, may waive compliance by the other party with any term or provision of this Agreement that such other party was or is obligated to comply with or perform.

         11.02 Survival of Representations and Warranties; No Other Representations and Warranties.

         (a) The representations and warranties contained herein shall survive until the Administrative Bar Date. Subject to any limitations on survival contained herein, no investigation made before or after the date of this Agreement by or on behalf of Purchaser will limit or affect in any way the representations, warranties, covenants and agreements of Sellers under or pursuant to this Agreement.

         (b) Except for the representations and warranties set forth in Article V, no Seller or any other Person is making any representations or warranties, written or oral, statutory, express or implied, in relation to the Acquired Assets or the Assumed Liabilities.

         (c) Except for the representations and warranties set forth in Article VI, neither Purchaser nor any other Person is making any representations or warranties, written or oral, statutory, express or implied, with respect to Purchaser.

         11.03 Entire Agreement. This Agreement, along with the Schedules and Exhibits hereto, contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

         11.04 Notices. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, by facsimile or by overnight courier which guarantees delivery on the next Business Day after deposit with such overnight courier:

                (i)     if to Purchaser,

                        SBC Communications Inc.
                        175 East Houston Street
                        San Antonio, Texas  78205
                        Attention:  Director of Corporate Development
                        Fax:  (210) 351-2257

                        with a copy (which shall not constitute notice) to:

                        SBC Communications Inc.
                        175 East Houston Street
                        San Antonio, Texas  78205
                        Attention:  Wayne Watts, Vice President and
                        Assistant General Counsel
                        Fax:  (210) 351-3257

                        Sullivan & Cromwell LLP
                        125 Broad Street
                        New York, New York 10004
                        Attention:  Eric M. Krautheimer
                        Fax:  (212) 558-3588

                        and

                        Cox & Smith Incorporated
                        112 E. Pecan, Suite 1800
                        San Antonio, Texas  78205
                        Attention:  Deborah D. Williamson
                        Fax:  (210) 226-8395

                (ii)    if to Sellers or any Seller,

                        Nucentrix Broadband Networks, Inc.
                        4120 International Parkway, Suite 2000
                        Carrollton, Texas 75007
                        Attention:  J. Curtis Henderson
                        Fax:  (974) 662-3800

                        and with a copy (which shall not constitute notice) to:

                        Vinson & Elkins L.L.P.
                        3800 Trammell Crow Center
                        2001 Ross Avenue
                        Dallas, Texas 75201-2975
                        Attention:  Rodney L. Moore
                        Fax:  (214) 999-7781

Any notice, request, instruction or other document given as provided above shall be deemed given to the receiving party upon actual receipt, if delivered personally; three Business Days after deposit in the mail, if sent by Registered or Certified Mail; upon confirmation of successful transmission if sent by facsimile (provided that if given by facsimile such notice, request, instruction or other document shall be followed up within one Business Day by delivery pursuant to one of the other methods described herein); or on the next Business Day after deposit with an overnight courier, if sent by an overnight courier as described above.

         11.05 No Third-Party Beneficiaries; Liability; Non-Recourse. This Agreement is for the sole benefit of the parties hereto and their successors and permitted assigns and nothing herein expressed or implied shall give or be construed to give to any Person, other than the parties hereto and such successors and assigns, any legal or equitable rights hereunder.

         11.06 Interpretation; Exhibits and Schedules; Certain Definitions.

         (a) The headings contained in this Agreement, in any Exhibit or Schedule hereto and in the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Nothing contained in the Schedules shall be deemed adequate to disclose an exception to a representation or warranty made herein unless the
Schedule identifies the exception with particularity and detail, and each Schedule creates such an exception only to the extent the applicable representations and warranty referred to by such Schedule by number. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Schedule or Exhibit but not otherwise defined therein, shall have the meaning as defined in this Agreement. When a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated.

         (b) Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

         (c) Any agreement, instrument, statute or regulation defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument, statute or regulation as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes or regulations) by succession of comparable successor statutes or regulations and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns.

         11.07 Assignment. This Agreement and the rights and obligations hereunder shall not be assignable or transferable by Purchaser or Sellers without the prior written consent of the other parties hereto. Notwithstanding the foregoing, Purchaser may assign its rights and obligations hereunder (including its rights to purchase any of the Acquired Assets) to (i) one or more Affiliates of Purchaser or (ii) after the Closing, to any assignee or transferee of a significant portion of the Acquired Assets; provided, however, that Purchaser shall guarantee all obligations of the assignee and such assignment will not relieve Purchaser from any of its obligations hereunder. Any attempted assignment in violation of this Section 11.07(a) shall be void ab initio.

         11.08 Severability. If any provision of this Agreement (or any portion thereof) or the application of any such provision (or any portion thereof) to any Person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof (or the remaining portion thereof) or the application of such provision to any other Persons or circumstances.

         11.09 Submission to Jurisdiction; Consent to Service of Process.

         (a) The Parties agree that the Bankruptcy Court shall retain exclusive jurisdiction to enforce the terms of this Agreement and to decide any claims or disputes which may arise or result from, or be connected with, this Agreement, any breach or default hereunder, or the transactions contemplated hereby and any and all Proceedings related to the foregoing shall be filed and maintained only in the Bankruptcy Court, and the parties hereby consent to and submit to the jurisdiction and venue of the Bankruptcy Court and shall receive notices at such locations as indicated in Section 11.04 hereof; provided, however, that if the Bankruptcy Cases have closed and have not been reopened pursuant to Section 350 of the Bankruptcy Code, the parties agree to unconditionally and irrevocably submit to the non-exclusive jurisdiction of the United States District Court for the Western District of Texas sitting in Bexar County or the United States District Court for the Northern District of Texas sitting in Dallas County and any appellate court from any thereof, for the resolution of any such claim or dispute; provided, further, if the Sellers do not file a case under the Bankruptcy Code, the parties agree to unconditionally and irrevocably submit to the exclusive jurisdiction of the courts of the State of Delaware and the Federal courts of the United States of America located in the State of Delaware.

         (b) The parties hereby unconditionally and irrevocably waive, to the fullest extent permitted by Law, any objection which they may now or hereafter have to the laying of venue of any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby brought in any court specified in Section 11.09(a) above, or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

         (c) Each of the parties hereto hereby consents to process being served by any party to this Agreement in any suit, action or proceeding by the mailing of a copy thereof in accordance with the provisions of Section 11.04.

         11.10 Waiver of Jury Trial. THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY

APPLICABLE LAW, ANY RIGHT THAT THEY MAY HAVE TO TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION, OR IN ANY LEGAL PROCEEDING, DIRECTLY OR INDIRECTLY BASED UPON OR ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT (WHETHER BASED ON CONTRACT, TORT, OR ANY OTHER THEORY). EACH PARTY ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS SET FORTH IN THIS SECTION 11.10.

         11.11 Specific Performance. Each partY ACKNOWLEDGES THAT THE OTHER PARTIES WOULD BE IRREPARABLY DAMAGED IF ANY OF THE PROVISIONS OF THIS AGREEMENT ARE NOT PERFORMED IN ACCORDANCE WITH THEIR SPECIFIC TERMS AND THAT ANY BREACH OF THIS AGREEMENT COULD NOT BE ADEQUATELY COMPENSATED IN ALL CASES BY MONETARY DAMAGES ALONE AND THAT, IN ADDITION TO ANY OTHER RIGHT OR REMEDY TO WHICH A PARTY MAY BE ENTITLED, AT LAW OR IN EQUITY, IT SHALL BE ENTITLED TO ENFORCE ANY PROVISION OF THIS AGREEMENT BY A DECREE OF SPECIFIC PERFORMANCE AND TO TEMPORARY, PRELIMINARY AND PERMANENT INJUNCTIVE RELIEF TO PREVENT BREACHES OR THREATENED BREACHES OF ANY OF THE PROVISIONS OF THIS AGREEMENT, WITHOUT POSTING ANY BOND OR OTHER UNDERTAKING.

         11.12 Construction. Purchaser and Sellers hereby acknowledge that (i) Purchaser and Sellers jointly and equally participated in the drafting of this Agreement and all other agreements contemplated hereby, (ii) both Purchaser and Sellers have been adequately represented and advised by legal counsel with respect to this Agreement and the transactions contemplated hereby, and (iii) no presumption shall be made that any provision of this Agreement shall be construed against any party by reason of any role in the drafting of this Agreement or any other agreement contemplated hereby.

         11.13 Governing Law. This Agreement shall be governed by and construed in accordance with the Bankruptcy Code and internal laws of the State of New York.

         11.14 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other party.

         11.15 No Expenditure of Funds.

         (a) Prior to the earliest of (i) the entry of the Approval Order, (ii) the entry of an order by the Bankruptcy Court or another court of competent jurisdiction approving or authorizing an Alternative Transaction and (iii) the entry by any Seller into a Contract contemplating an Alternative Transaction (the earliest of (i), (ii) and (iii), being the "Final Suspension Date"), Sellers may, after consulting with their professional service advisors and in a manner consistent with their good faith business judgment and subject to subparagraph (d) below, delay or suspend the expenditure of any funds on lease or rental payments that become due and payable in the period between the date of the filing of the Bankruptcy Cases and the Final Suspension Date on one or more Tower Leases and Acquired Spectrum Leases (each, a "Suspended Payment"). For purposes of this Section 11.15, any such Tower Lease or Acquired Spectrum Lease with respect to which any Seller suspends any such payments shall be referred to as an "Affected Lease".

         (b) If prior to the Final Suspension Date, (i) the Bankruptcy Court or another court of competent jurisdiction rules, enters an order requiring or otherwise finds or holds that one or more Sellers are required to make a payment with respect to any Suspended Payment prior to the Final Suspension Date (a "Payment Order") or (ii) the Bankruptcy Court or another court of competent jurisdiction rules, enters an order or otherwise finds or holds that the failure by one or more Sellers to make one or more Suspended Payments will result in a breach or termination of any Affected Lease prior to the Final Suspension Date (a "Termination Ruling"), then Purchaser may, in its sole discretion, make on behalf of Sellers the payment required by the Payment Order or make on behalf of Sellers the payment in the Termination Ruling necessary to cause such lease to not be in breach, cure any such breach or avoid a termination (any such payment, a "Court Amount") directly to the Person to whom the Court Amount is owed and Sellers agree not to oppose or object any such action by or on behalf of Purchaser. If Purchaser pays any Court Amount, then: (A) the amount of the financing commitment that Purchaser would be required to provide in accordance with Section 9.01(m) hereof such that Sellers will not be able to terminate this Agreement pursuant to such section will be reduced by the amount of all Court Amounts paid by or on behalf of Purchaser and such reduction in the commitment shall be deemed consistent with Sellers' operating budget for purposes of this Agreement; (B) the aggregate amount of the Expense Reimbursement and the Break-up Fee that may be paid pursuant to Section 9.03 shall each be increased by the amount of all Court Amounts paid; (C) the Purchase Price shall be reduced by the amount of any Court Amounts paid by or on behalf of Purchaser; and (D) Sellers shall reimburse Purchaser for the amount of any Court Amounts paid by or on behalf of Purchaser promptly following any termination of this Agreement other than a termination pursuant to Section 9.01(g) hereof.

         (c) If any Seller exercises its rights to suspend any payment under
Section 11.15(a), such Seller will promptly from time to time notify Purchaser in writing of such suspension of payment and identify the Affected Lease, amounts owed pursuant to the Affected Lease and the aggregate amount of suspended payments under such Affected Leases.

         (d) Any delay or suspension of making payment as described in this
Section 11.15 will not constitute a breach by Seller of Section 5.07(b)(iv),
Section 5.11(b)(i), Section 5.17, the first sentence of Section 7.01, Section 7.01(c), Section 7.01(f), or Section 7.09(e) of this Agreement unless such failures result in a Sellers Material Adverse Effect or such failures together with all breaches of this Agreement and any other facts, events or circumstances result in a Sellers Material Adverse Effect. Sellers shall make all missed or suspended payments that have not been paid by or on behalf of Purchaser promptly following the Final Suspension Date.

         11.16 Funding. The parties acknowledge and agree that no provision of this Agreement requires Purchaser to loan or otherwise advance any funds to Sellers or any of their Subsidiaries unless Purchaser expressly agrees in writing to loan or otherwise advance any such funds.

         IN WITNESS WHEREOF, Sellers and Purchaser have duly executed this Agreement as of the date first written above.


                                      NUCENTRIX BROADBAND NETWORKS, INC.



                                      By:/s/ CARROLL D. MCHENRY
                                         -----------------------------------
                                         Name:  Carroll D. McHenry
                                         Title: President and Chief
                                                Executive Officer



                                      HEARTLAND CABLE TELEVISION, INC.



                                      By:/s/ CARROLL D. MCHENRY
                                         -----------------------------------
                                         Name:  Carroll D. McHenry
                                         Title: President and Chief
                                                Executive Officer



                                      NUCENTRIX INTERNET SERVICES, INC.



                                      By:/s/ CARROLL D. MCHENRY
                                         -----------------------------------
                                         Name:  Carroll D. McHenry
                                         Title: President and Chief
                                                Executive Officer



                                      NUCENTRIX SPECTRUM RESOURCES, INC.



                                      By:/s/ CARROLL D. MCHENRY
                                         -----------------------------------
                                         Name:  Carroll D. McHenry
                                         Title: President and Chief
                                                Executive Officer



                                      SBC OPERATIONS, INC.



                                      By:/s/ JAMES S. KAHAN
                                         -----------------------------------
                                         Name:  James S. Kahan
                                         Title: Senior Executive Vice President
                                                - Corporate Development

[Following is a list of schedules to the Asset Purchase Agreement. Pursuant to
Item 601(b)(2) of Regulation S-K, these schedules to the Asset Purchase Agreement have been omitted from this Exhibit 2.1. Certain schedules to the Asset Purchase Agreement are confidential and proprietary. Nucentrix Broadband Networks, Inc. ("Nucentrix") will furnish supplementally a copy of any schedule to the Securities and Exchange Commission ("SEC") upon request. If the SEC requests a copy of any omitted schedule to the Asset Purchase Agreement that Nucentrix considers confidential and proprietary, Nucentrix will submit a confidential treatment request concurrently with furnishing the requested schedule to the SEC.]

SCHEDULES
---------
Schedule 1.01(c)     Knowledge of Sellers
Schedule 1.01(d)     Third Party Licenses
Schedule 1.01 (e)    Excluded Causes of Action
Schedule 1.01(g)     Wireless Cable Agreements
Schedule 1.01(h)     Permitted Liens
Schedule 2.03        Excluded Assets
Schedule 5.05(b)     Damaged Acquired Assets
Schedule 5.06        Title to Real Property
Schedule 5.07(a)     Tower Leases
Schedule 5.07(b)(iv) Tower Leases - Exceptions
Schedule 5.07(c)     Tower Subleases
Schedule 5.07(d)     Transmission Towers FCC/FAA Compliance - Exceptions
Schedule 5.07(e)     Necessary Tower Leases Associated with Tower Sites
Schedule 5.08(a)     Contracts - Exceptions
Schedule 5.08(b)     Assigned Contracts
Schedule 5.08(c)     Assigned Contracts - Exceptions
Schedule 5.08(d)     Assigned Contracts - Notices
Schedule 5.10(a)     Company FCC Licenses
Schedule 5.10(b)     Company FCC Licenses - Exceptions
Schedule 5.10(c)     Company Pending Applications
Schedule 5.10(d)     Company Pending Applications - Exceptions
Schedule 5.10(e)     Constructed Facilities - Exceptions
Schedule 5.10(f)     Annual FCC Reports - Exceptions
Schedule 5.10(h)     Secondary Licenses
Schedule 5.10(i)(A)  Company FCC Licenses  - Further Exceptions
Schedule 5.10(i)(B)  Certain Acquired Spectrum Leases
Schedule 5.11(a)     Acquired Spectrum Leases
Schedule 5.11(b)     Acquired Spectrum Leases - Exceptions
Schedule 5.11(c)     Acquired Spectrum Leases FCC Licenses - Exceptions
Schedule 5.11(d)     Leased Pending Applications
Schedule 5.11(e)     Leased Pending Applications - Exceptions
Schedule 5.12(a)     Third Party Licenses
Schedule 5.12(b)     Third Party License - Exceptions
Schedule 5.12(c)     Third Party Pending Applications
Schedule 5.14        Proceedings
Schedule 5.18        Network Equipment
Schedule 5.19        Spare Parts and Equipment
Schedule 5.21        Interference Coordination Agreements
Schedule 5.24(a)     Acquired WCS Agreements
Schedule 5.29        Insurance
Schedule 5.30        WorldCom BTA Agreements
Schedule 7.17        Rejected Contracts

EXHIBITS
--------
Exhibit A  Bidding Procedures Order
Exhibit B  Sellers Budget
Exhibit C  Bid Procedures Motion




                                       ii